UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-12

                            HERITAGE BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|   No fee required.

|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11 and Fee Rate Advisory #7 for Fiscal Year 2004.

      (1)   Title of each class of securities to which transaction applies:

            Common Stock, $0.01 par value
            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            473,248 shares
            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            For purpose of calculating the filing fee only, the transaction valuation was based on 473,248 issued and outstanding shares of Heritage common stock multiplied by the per share merger consideration of $26.25.
            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            $12,422,760
            --------------------------------------------------------------------

      (5)   Total fee paid:

            $1,573.96

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|X| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            1,573.96
            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            Preliminary Shedule 14A File No. 000-49637
            --------------------------------------------------------------------

      (3)   Filing Party:

            Heritage Bancshares, Inc.
            --------------------------------------------------------------------

      (4)   Date Filed:

            March 10, 2004
            --------------------------------------------------------------------

                            HERITAGE BANCSHARES, INC.
                              102 WEST HIGH STREET
                              TERRELL, TEXAS 75160

                                 MARCH 23, 2004

Dear Fellow Stockholder:

      It is my pleasure to invite you to attend a special meeting of stockholders of Heritage Bancshares, Inc. to be held at the First Baptist Church, located at 403 N. Catherine Street, Terrell, Texas 75160, on Thursday, April 29, 2004 at 9:00 a.m. local time. At the special meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger between HGroup Acquisition Co., a Delaware Corporation ("HGroup") and Heritage Bancshares, Inc. ("Heritage") pursuant to which Heritage will be acquired by HGroup.

      If the merger agreement is approved and the merger is subsequently completed, each outstanding share of Heritage common stock (other than certain shares held by Heritage or HGroup or as to which dissenters' rights have been perfected) will be converted into the right to receive approximately $26.25 in cash, without interest, subject to a possible reduction in certain circumstances as described in the enclosed proxy statement. Therefore, the total amount per share you ultimately receive as a result of the merger may be less than $26.25 per share. While the adjustment to the merger consideration could be as much as $0.42 per share, it is believed that the adjustment, if any, will be substantially less.

      The merger cannot be completed unless a majority of the stockholders of Heritage approve and adopt the merger agreement and the parties receive all required regulatory approvals, among other customary conditions. Approval of the merger agreement requires the affirmative vote of a majority of the Heritage shares outstanding and entitled to vote at the special meeting at which a quorum is present. Directors and executive officers holding approximately 20% of Heritage common stock as of March 22, 2004 have agreed with HGroup to vote in favor of the adoption and approval of the merger agreement.

      Based on our reasons for the merger described in the attached document, including the fairness opinion issued by our financial advisor, Keefe, Bruyette and Woods, Inc., our Board of Directors believes that the merger agreement is fair to you and in your best interests. ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

      The accompanying document gives you detailed information about the special meeting, the merger, the merger agreement and related matters. WE URGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE ATTACHED MERGER AGREEMENT.

      It is very important that your shares be voted at the special meeting, regardless of whether you plan to attend the meeting in person. To ensure that your shares are represented on this very important matter, please take the time to vote by completing and mailing the enclosed proxy card.

                                           Sincerely yours,


                                           PRINTER INSERT SIGNATURE

                                           John H. Mackey
                                           President and Chief Executive Officer

                            HERITAGE BANCSHARES, INC.
                              102 West High Street
                              Terrell, Texas 75160

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 29, 2004

To the stockholders of Heritage Bancshares, Inc.:

      We will hold a special meeting of stockholders of Heritage Bancshares, Inc. at 9:00 a.m., local time, on Thursday, April 29, 2004, at the First Baptist Church, located at 403 N. Catherine Street, Terrell, Texas 75160, for the following purposes:

      1. to consider and vote upon a proposal to approve and adopt an agreement and plan of merger, dated as of January 14, 2004, between HGroup Acquisition Co. and Heritage Bancshares, Inc., pursuant to which, among other things, (i) HGroup Acquisition Co. will acquire Heritage by merging with and into Heritage, and (ii) upon completion of the merger, each outstanding share of Heritage common stock (other than specified shares held by HGroup or Heritage or as to which dissenters' rights have been perfected) will be converted into the right to receive approximately $26.25 in cash, without interest, subject to applicable withholding and stock transfer taxes and a possible reduction in the merger consideration of not more than $0.42 per share in certain circumstances to be made at the closing of the merger;

      2. to adjourn the special meeting, if necessary, to solicit additional proxies; and

      3. to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      We have fixed the close of business on March 22, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. Only holders of Heritage common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. A copy of the merger agreement is attached to the enclosed proxy statement as Appendix A. The affirmative vote of the holders of a majority of the outstanding Heritage common stock entitled to vote at the special meeting is necessary to approve and adopt the merger agreement and the merger.

      Stockholders are entitled to assert dissenters' rights pursuant to the Delaware General Corporation Law. A copy of the dissenters' rights provisions is attached to the enclosed proxy statement as Appendix C.

      OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF HERITAGE'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       PRINTER INSERT SIGNATURE

                                       Jon D. Patterson
                                       Executive Vice President,
                                       Chief Financial Officer and Secretary

Terrell, Texas
March 23, 2004

                                    IMPORTANT

      YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A RECORD STOCKHOLDER AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING IN THE MANNER DESCRIBED IN THE ATTACHED DOCUMENT.

                            HERITAGE BANCSHARES, INC.

                  PROXY STATEMENT FOR HERITAGE BANCSHARES, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

      This proxy statement and accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of Heritage Bancshares, Inc. ("Heritage") of proxies for use at the special meeting of stockholders to be held on Thursday, April 29, 2004, at 9:00 a.m. local time, at the First Baptist Church, located at 403 N. Catherine Street, Terrell, Texas 75160. At the special meeting, stockholders will be asked to approve and adopt the Agreement and Plan of Merger dated as of January 14, 2004, by and between Heritage and HGroup Acquisition Co., a Delaware corporation ("HGroup"), and the merger thereunder. Consummation of the merger will result in:

      o HGroup acquiring Heritage by merging with and into Heritage, with Heritage being the surviving corporation; and

      o Each share of Heritage common stock that is issued and outstanding immediately prior to the effective time of the merger, other than shares held by HGroup or Heritage or stockholders who are entitled to and who have properly exercised their dissenters' rights, being converted into the right to receive approximately $26.25 in cash, without interest, subject to a possible reduction in certain circumstances as more fully described in this proxy statement.

      For a discussion of the consideration to be received in the merger, see "The Merger and the Merger Agreement -- Merger Consideration" on page 20 of this proxy statement. The merger will be a taxable transaction to stockholders. Stockholders of Heritage will have no equity interest in either Heritage or HGroup after completion of the merger. A copy of the merger agreement is included as Appendix A to this proxy statement and is incorporated herein by reference.

      As of March 22, 2004, Heritage had 473,248 shares of common stock, par value $0.01 per share, outstanding. Only stockholders of record at the close of business on March 22, 2004, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Each stockholder will be entitled to one vote for each share of common stock outstanding in the stockholder's name on the records of Heritage. Approval of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Heritage common stock entitled to vote. Directors and executive officers holding approximately 20% of Heritage common stock as of March 22, 2004 have agreed with HGroup to vote in favor of the adoption and approval of the merger agreement.

      All proxies duly submitted will be voted on all business properly presented at the special meeting. Only such business that is brought before the special meeting by or at the direction of the Board of Directors will be conducted at the special meeting. Proxies that specify a vote on a proposal will be voted in accordance with such specification. Proxies that do not specify a vote on a proposal will be voted in accordance with the recommendation of the Board of Directors. The Board of Directors knows of no other business to be brought before the special meeting. However, if other business is properly brought before the special meeting, the holders of the proxies will vote on those proposals at their discretion. A stockholder voting by means of a proxy has the power to revoke it at any time before it is exercised by submitting another proxy bearing a later date, by notifying the Secretary of Heritage in writing of such revocation, or by voting in person at the special meeting and informing the Secretary.

      Each participant in the Heritage Bancshares, Inc. Employee Stock Ownership Plan, or ESOP, is entitled to instruct the ESOP's trustee to vote the shares of common stock allocated to such participant's account on each matter to be considered at the special meeting. If a participant does not give voting instructions to the trustee, the shares of common stock as to which he or she was entitled to provide instructions will be disregarded in determining the vote on matters considered at the special meeting unless the trustee determines that compliance with applicable law or the fiduciary duties of the trustee requires him to vote such shares. Unallocated shares of common stock will be voted in the same proportion as the allocated shares of common stock in the plan.

      The Heritage Board of Directors, after careful consideration, has unanimously approved the merger agreement, has declared the merger agreement and the merger advisable and in the best interest of Heritage and its stockholders, and recommends that the holders of Heritage common stock vote "FOR" approval and adoption of the merger agreement and the merger.

      Heritage and HGroup will share equally in the costs of printing this proxy statement. Heritage will pay the expense of soliciting proxies. Proxies will be solicited by mail. Proxies may also be solicited by telephone calls or personal calls by officers, directors, or employees of Heritage, none of whom will be specially compensated for soliciting proxies. Heritage has retained the services of Registrar and Transfer Trust Company to assist in the solicitation. Fees for such services are estimated to be approximately $2,600 plus reasonable out-of-pocket expenses.

      Heritage's common stock is quoted on the OTC Bulletin Board under the symbol "HRGB.OB"

      Please read carefully the detailed information about the merger contained in this proxy statement. To obtain additional information about Heritage or HGroup, please see "Where You Can Find More Information" beginning on page 45.

      This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the fairness or merits of this transaction or upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

               The date of this proxy statement is March 23, 2004, and was first mailed to Heritage stockholders on March 23, 2004.

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.................................................1
SUMMARY TERM SHEET.....................................................................6
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS............................12
INFORMATION CONCERNING HERITAGE.......................................................13
     Security Ownership of Certain Beneficial Owners and Management of Heritage.......14
INFORMATION CONCERNING HGROUP.........................................................16
THE SPECIAL MEETING...................................................................17
     Date, Place, Time and Purpose....................................................17
     Record Date, Outstanding Shares and Voting.......................................17
     Quorum; Vote Required............................................................17
     Voting of Proxies................................................................18
     Revocability of Proxies..........................................................18
     Recommendation of the Heritage Board of Directors................................19
     Solicitation of Proxies..........................................................19
THE MERGER AND THE MERGER AGREEMENT...................................................20
     Structure of the Merger..........................................................20
     Merger Consideration.............................................................20
     Exchange Procedures..............................................................20
     Background of the Merger.........................................................21
     Recommendation of Heritage Board of Directors and Reasons for the Merger.........22
     Opinion of Heritage's Financial Advisor..........................................23
     Treatment of Employee Stock Ownership Plan.......................................28
     Board of Director's Covenant to Recommend the Merger Agreement...................29
     Conditions to the Merger.........................................................29
     Representations and Warranties of Heritage and HGroup............................30
     Conduct of the Business Pending the Merger and Certain Covenants.................32
     No Solicitation..................................................................34
     Indemnification; Directors' and Officers' Insurance..............................35
     Employee Benefit Matters.........................................................35
     Termination of the Merger Agreement..............................................36
     Effect of Termination and Abandonment and Termination Fees.......................37
     Regulatory Approvals.............................................................38
     Expenses.........................................................................38
     Waiver; Amendment................................................................39
     Interests of Certain Persons in the Merger.......................................39
     Stockholder Agreements...........................................................40
     Material Federal Income Tax Consequences of the Merger...........................40
DISSENTERS' RIGHTS OF APPRAISAL.......................................................41
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING.....................................44
WHERE YOU CAN FIND MORE INFORMATION...................................................45

APPENDICES:

      APPENDIX A        Agreement and Plan of Merger, dated as of January 14,
                        2004 by and between HGroup Acquisition Co. and Heritage
                        Bancshares, Inc.

      APPENDIX B        Fairness Opinion of Keefe, Bruyette & Woods, Inc.

      APPENDIX C        Section 262 of the Delaware General Corporation Law
                        relating to Dissenters' Rights

      APPENDIX D        Stockholder Agreement

      APPENDIX E-1      Change of Control Agreement and Amendment No. 1 to
                        Change of Control Agreement - John H. Mackey

      APPENDIX E-2      Change of Control Agreement and Amendment No. 1 to
                        Change of Control Agreement - Jon D. Patterson

      APPENDIX E-3      Change of Control Agreement and Amendment No. 1 to
                        Change of Control Agreement - James C. Champion

      No persons have been authorized to give any information or to make any representation other than that contained in this proxy statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Heritage or any of its affiliates. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such solicitation in such jurisdiction.

      The information set forth in this proxy statement concerning Heritage has been furnished by Heritage and has not been independently investigated or verified by HGroup; and the information set forth in this proxy statement concerning HGroup has been furnished by HGroup and has not been independently investigated or verified by Heritage.

      This proxy statement is dated March 23, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than March 23, 2004, and the delivery of this proxy statement shall not, under any circumstances, create an implication that there has been no change in the affairs of Heritage, or any of its affiliates, since March 23, 2004 or that the information herein is correct as of any time subsequent to its date.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    What am I being asked to vote on?

A: Heritage stockholders are being asked to vote on an agreement and plan of merger, which, if approved, will result in Heritage being acquired by HGroup. Under the terms of the merger agreement HGroup will be merged with and into Heritage, the separate corporate existence of HGroup will cease, and Heritage will survive and continue to exist as a registered savings and loan holding company.

Q:    What will I receive for my shares of Heritage common stock?

A: The aggregate consideration being paid by HGroup is approximately $12.4 million. For each share of Heritage common stock that you hold you will receive approximately $26.25 in cash, subject to a possible reduction in certain circumstances as more fully described in this proxy statement. While the reduction to the merger consideration could be as much as $0.42 per share, it is believed that the adjustment, if any, will be substantially less.

Q:    Why does Heritage want to merge with HGroup?

A: The Heritage Board of Directors believes that the merger consideration offered by HGroup is fair to, and in the best interests of, Heritage's stockholders, and that the merger is in the best interests of Heritage's employees, customers and the communities that Heritage serves.

Q:    When do you expect the merger to be completed?

A: We hope to complete the merger in the second or third quarter of 2004, assuming that the required stockholder approval is obtained at the Heritage special meeting. The merger is also subject to the approval of applicable federal and state banking regulatory authorities and the satisfaction of other closing conditions. We cannot assure you as to if and when all of the conditions to the merger will be met, nor can we predict the exact timing of the merger. It is also possible that we will not complete the merger.

Q:    When and where will the special meeting take place?

A: The Heritage special meeting will be held at 9:00 a.m. local time, on Thursday, April 29, 2004, at the First Baptist Church, located at 403 N. Catherine Street, Terrell, Texas 75160.

Q:    What stockholder approvals are needed?

A: Holders of at least a majority of the outstanding shares of Heritage common stock as of the close of business on March 22, 2004, the record date for the special meeting, must approve and adopt the merger agreement and merger at the Heritage special meeting. The affirmative vote of 236,625 shares of Heritage common stock, representing a majority of the 473,248 shares of Heritage's issued and outstanding common stock eligible to vote, is needed to approve the merger. Directors and executive officers holding approximately 20% of Heritage common stock as of March 22, 2004 have agreed with HGroup to vote in favor of the adoption and approval of the merger agreement.

Q:    What is the recommendation of the Heritage Board of Directors?

A: The Board of Directors of Heritage recommends that you vote "FOR" the approval and adoption of the merger agreement.

Q: Has Heritage retained a financial advisor with respect to this transaction?

A: Yes. Heritage retained Keefe, Bruyette & Woods, Inc. ("KBW") to be its financial advisor regarding the transactions contemplated by the merger agreement and to evaluate the financial terms of the merger. On January 14, 2004, KBW delivered its opinion to Heritage's Board of Directors that, as of that date, the merger consideration to be received by Heritage stockholders was fair to those stockholders from a financial point of view. The full text of KBW's written opinion dated January 14, 2004 is included as Appendix B to, and is incorporated by reference into, this document. You are urged to read this opinion in its entirety. For a more detailed description of the opinion, as well as a description of the fees Heritage paid and will pay to KBW in connection with the merger and this opinion, see "The Merger and the Merger Agreement-- Opinion of Heritage's Financial Advisor" beginning on page 23.

Q:    How do the directors and executive officers of Heritage intend to vote?

A: All of Heritage's directors and executive officers have agreed to vote their shares in favor of the merger agreement and merger. These individuals collectively have the right to vote, as of the March 22, 2004 record date of the Heritage special meeting, 95,241 shares, or approximately 20% of the Heritage common stock eligible to vote.

Q:    What do I need to do now?

A: After carefully reviewing this proxy statement, submit your proxy by executing and returning the enclosed proxy card. To enable your shares to be represented at the special meeting, you should execute the enclosed proxy card. By submitting your proxy card, you authorize the individuals named on the proxy card to represent you and vote your shares at the special meeting of Heritage stockholders in accordance with your instructions. These persons also may vote your shares to adjourn the special meeting from time to time and will be authorized to vote your shares at any adjournments of the special meeting.

      YOUR PROXY VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Q I am a Heritage employee and I hold shares in the Heritage Employee Stock Ownership Plan. Will I be able to vote those shares?

A: As a participant in the Heritage Bancshares, Inc. Employee Stock Ownership Plan, or ESOP, you will be able to direct the trustee how to vote shares allocated to your ESOP account in connection with the merger. As a participant in the ESOP, you will receive information concerning the procedures for submitting a separate instruction card with your voting directions.

Q If my broker holds my shares in "street name," will my broker vote my shares for me?

A: If your shares of Heritage common stock are held of record in "street name" by a broker, bank or other nominee, follow the voting instructions on how to vote that you receive from the nominee. Your broker nominee will not be able to vote your shares without instructions from you. Your failure to instruct your broker nominee to vote your Heritage shares will have the same effect as your voting "AGAINST" the merger agreement and the merger.

Q     How will my shares be voted if I return a blank proxy card?

A: If you sign, date and send in your proxy card and do not indicate how you want to vote, your proxy card will be counted as a vote "FOR" approval and adoption of the merger agreement and the merger, and in the discretion of the persons named as proxies on any other matters properly presented for a vote at the special meeting.

Q     What will be the effect if I do not vote?

A: If you "ABSTAIN" or do not return your proxy card or do not otherwise vote at the special meeting, your failure to vote will have the same effect as if you voted "AGAINST" the approval and adoption of the merger agreement and the merger.

Q     Can I vote my shares in person?

A: Yes, if the shares you own are registered in your name, you may attend the special meeting and vote your shares in person rather than signing and mailing your proxy card. However, to ensure that your vote is counted at the special meeting, we recommend that you sign, date and promptly mail the enclosed proxy card. If your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of the shares on the record date for voting at the special meeting.

Q Can I change my vote after I have submitted my proxy with voting instructions?

A: Yes. If you are a record holder of Heritage common stock, there are three ways in which you may revoke your proxy and change your vote at any time before the special meeting:

      o You may send a written notice that you are revoking your proxy to the Secretary of Heritage at 102 West High Street, Terrell, Texas 75160 in time for it to be received before the special meeting.

      o You may complete and submit a new proxy card by mail. The latest dated proxy card actually received before the special meeting will be recorded and any earlier votes will be automatically revoked.

      o You may attend the special meeting and vote in person. However, simply attending the special meeting without voting will not revoke a proxy you previously submitted.

      You may request a new Heritage proxy card by calling Jon D. Patterson, Executive Vice President, Chief Financial Officer and Secretary of Heritage, at (972) 563-2657.

      If your shares of Heritage common stock are held of record in street name by a broker, bank, or other nominee, you must follow directions you receive from the nominee to change or revoke your voting instructions.

Q:    What regulatory approvals are required to complete the merger?

A: To complete the merger, HGroup must first obtain the prior written approval or non-objection of the Office of Thrift Supervision, the Federal Deposit Insurance Corporation and the Texas Savings and Loan Department. The applications for these approvals are currently pending.

Q:    What are the tax consequences of the merger to Heritage stockholders?

A: In general, you will recognize taxable income or gain to the extent that the cash you receive for your shares of Heritage common stock exceeds your adjusted basis in the shares. To review the tax consequences to Heritage stockholders in greater detail, see "The Merger and the Merger Agreement -- Material Federal Income Tax Consequences of the Merger" beginning on page 40. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES TO YOU OF THE MERGER.

Q:    Where can I find more information about the merger?

A: This document contains important information regarding the merger, as well as information about Heritage and HGroup. It also contains important information about the factors the Heritage Board of Directors considered in evaluating the merger. We urge you to read this document carefully, including the appendices, and to consider how the merger affects you as a stockholder. For information about where to call to get answers to your questions, see "Who can answer my questions about the merger or this proxy statement?" below.

Q:    What if I oppose the merger? Do I have dissenters' rights?

A: Heritage stockholders who do not vote in favor of the merger agreement and otherwise comply with all of the procedures of Section 262 of the Delaware General Corporation Law will be entitled to receive payment in cash of the estimated fair value of their respective shares of Heritage common stock as ultimately determined under the statutory process. This value could be more, the same as or less than the merger consideration. A copy of Section 262 of the Delaware General Corporation Law is attached as Appendix C to this proxy statement.

Q:    Should I send in my Heritage stock certificate now?

A: No. Within three business days following the effective time of the merger, HGroup's exchange agent will send you a notice and letter of transmittal with instructions informing you how to send in your stock certificates. You should use the letter of transmittal to surrender your Heritage stock certificates for the merger consideration. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q:    Who can answer my questions about the merger or this proxy statement?

A: If you have any questions regarding the merger or this proxy statement, you should contact:

      Heritage Bancshares, Inc.
      102 West High Street
      Terrell, Texas 75160
      Attn: Jon D. Patterson, Executive Vice President, Chief Financial Officer and Secretary
      (972) 563-2657

                               SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposal for the special meeting fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, including the appendices, and the other documents to which we refer. A copy of the merger agreement is attached as Appendix A to this proxy statement and reference is made thereto for a complete description of the merger. For more information about Heritage, see "Where You Can Find More Information" beginning on page 45. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

The Companies

      Heritage Bancshares, Inc. (Page 13)

      Heritage Bancshares, Inc., a Delaware corporation, is a registered savings and loan holding company headquartered in Terrell, Texas. Heritage's primary asset is its wholly-owned subsidiary, Heritage Bank, SSB ("Heritage Bank"). Heritage Bank is a community and customer oriented Texas chartered savings bank, which conducts business out of its main office in Terrell, Texas. At September 30, 2003, Heritage had total consolidated assets of $52.8 million, total consolidated deposits of $45.0 million, and total consolidated stockholders' equity of $7.9 million. Heritage common stock is quoted on the OTC Bulletin Board under the symbol "HRGB.OB." Heritage is located at 102 West High Street, Terrell, Texas 75160, and its telephone number at that address is (972) 563-2657.

      HGroup Acquisition Co. (Page 16)

      HGroup Acquisition Co., a Delaware corporation, was formed for the purpose of effecting the merger. HGroup is owned by a group of businessmen from the Dallas area who have extensive experience in managing credit risks and loan portfolios and underwriting and sourcing assets, including syndicated loans, mortgage related securities, and commercial real estate loans. HGroup is located at Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240, and its telephone number at that address is (972) 628-4104.

The Special Meeting (Page 17)

      Date, Place, Time and Purpose (Page 17)

      Heritage will hold a special meeting of stockholders on Thursday, April 29, 2004, at 9:00 a.m., local time, at the First Baptist Church, located at 403
N. Catherine Street, Terrell, Texas 75160. At the special meeting, Heritage stockholders will vote on the approval and adoption of the merger agreement and the merger.

      Record Date, Outstanding Shares and Voting (Page 17)

      You are entitled to vote at the Heritage special meeting if you owned shares of Heritage common stock as of the close of business on the record date of March, 22 2004. On the record date, there were 473,248 shares of Heritage common stock issued and outstanding; held by approximately 168 stockholders.

      You are entitled to one vote for each share of Heritage common stock you owned on the record date. The holders of a majority of the shares entitled to vote at the Heritage special meeting must be present in person or by proxy in order to constitute a quorum for all matters to come before the special meeting.

      Vote Required (Page 17)

      The affirmative vote of a majority of the outstanding shares of Heritage common stock entitled to vote at the special meeting is required to approve and adopt the merger agreement and the merger.

      Solicitation of Proxies (Page 19)

      Heritage and HGroup will share equally in the costs of printing this proxy statement. Heritage will pay for the costs of mailing this document to its stockholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its Board of Directors. In addition to solicitation by mail, the directors, officers and employees of Heritage and its subsidiaries may solicit proxies from stockholders of Heritage in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement by Heritage for their actual expenses.

      Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Heritage common stock held of record by such persons, and Heritage will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

      Heritage has retained the services of Registrar and Transfer Trust Company to assist in the solicitation of proxies. Fees for such services are estimated to be approximately $2,600 plus reasonable out-of-pocket expenses.

Reasons for the Merger (Page 22)

      The Heritage Board of Directors believes that the merger consideration is fair to, and in the best interests of, Heritage's stockholders, and that the merger is in the best interests of Heritage's employees, customers and the communities that Heritage serves. The merger represents an opportunity for Heritage's stockholders to realize a premium over recent sales prices for their shares. The Heritage Board of Directors has explored strategic alternatives and believes that the merger offers the best opportunity to maximize the value of Heritage common stock.

Recommendation of Heritage Board of Directors (Page 22)

      The Heritage Board of Directors believes that the merger agreement and the merger are fair to, and in the best interests of, Heritage and its stockholders and unanimously recommends that you vote "FOR" approval and adoption of the merger agreement and the merger.

Opinion of Heritage's Financial Advisor (Page 23 and Appendix B)

      In connection with the merger, the Heritage Board of Directors received an opinion from Heritage's financial advisor, Keefe, Bruyette & Woods, Inc. ("KBW"), as to the fairness, from a financial point of view, of the merger consideration to be received by Heritage stockholders. KBW's written opinion, dated January 14, 2004, is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by KBW in providing its opinion. KBW's opinion is addressed to the Heritage Board of Directors and does not constitute a recommendation to any stockholder with respect to any matters relating to the proposed merger.

The Merger (Page 20)

      If approved by the Heritage stockholders, and if other conditions to the merger agreement are satisfied (including obtaining necessary regulatory approvals), at the effective time of the merger, HGroup will merge with and into Heritage, with Heritage surviving the merger. HGroup will pay cash to the holders of common stock of Heritage for their shares of Heritage common stock.

      What You Will Receive in Connection with the Merger (Page 20)

      If the merger is completed, each share of Heritage common stock that is outstanding immediately prior to the effective time of the merger, other than shares held by HGroup or Heritage or stockholders who are entitled to and who have properly exercised their dissenters' rights, will be exchanged for the right to receive $26.25 in cash, without interest, subject to a possible reduction for certain adjustments to the merger consideration to be made at the time of the closing of the merger and applicable withholding or stock transfer taxes. While the adjustment to the merger consideration could be as much as $0.42 per share, it is believed that the adjustment, if any, will be substantially less.

      You should not send your stock certificates until instructed to do so after the merger is completed.

Interests of Certain Persons in the Merger (Page 39)

      In considering the recommendation of the Heritage Board of Directors that the merger agreement and the merger by adopted and approved, Heritage stockholders should be aware that a number of Heritage executive officers and directors have interests in the merger that are, or may be, different or in addition to, your interests as a stockholder. These interests include the following:

      o Heritage, as the surviving corporation, will, for a period of five years following the merger, indemnify the past and present officers, directors and employees of Heritage and its subsidiaries to the fullest extent permitted under Delaware law, Heritage's and its subsidiaries' charter documents and bylaws for serving in their capacities as such, and has agreed to maintain their directors' and officers' liability insurance coverage for three years following the merger, subject to certain limits as to the costs of such coverage.

      o The merger agreement requires that Heritage, as the surviving corporation, expressly assume the obligations of Heritage under change of control agreements between Heritage, Heritage Bank and each of John H. Mackey, Jon D. Patterson, and James C. Champion. The merger will be a change of control of Heritage as defined in the change of control agreements. As a result, upon consummation of the merger, Messrs. Mackey, Patterson and Champion will be entitled to receive $300,000, $140,000 and $150,000, respectively, in cash less any balance in their respective Executive Participant Account (as defined in Section 1.39 of the ESOP). In addition, Mr. Mackey will be entitled to a cash amount equal to $128,000. Each of Messrs. Patterson and Champion will also be entitled to a severance payment if their employment with Heritage, as the surviving corporation, is terminated following the consummation of the merger. Any payment made pursuant to a change of control agreement is subject to reduction where such payment would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended.

      Heritage's Board of Directors knew about and considered these different and additional interests in approving the merger agreement and the merger.

The Merger Agreement

      Effective Time of the Merger (Page 20)

      The merger will become effective when a certificate of merger is filed with the Delaware Secretary of State or at such later date and time as is specified as the effective time in the certificate of merger. The filing is expected to occur after approval of the merger agreement by Heritage's stockholders at the special meeting and the satisfaction or waiver of the other conditions to the merger contained in the merger agreement, including the receipt of all required regulatory approvals. There can be no assurance that all conditions to the merger contained in the merger agreement will be satisfied or waived.

      The Merger Agreement Contains Representations and Warranties of Heritage, the Bank and HGroup (page 30)

      The merger agreement contains various customary representations and warranties made by each of the parties to the merger agreement.

      The Merger Agreement Contains Covenants of Heritage, the Bank and HGroup, and Specifies the Conduct of Our Business Prior to the Merger (page 32).

      The merger agreement contains various customary covenants, including a covenant that during the period from the date of the merger agreement until consummation of the merger, Heritage will conduct its business in the usual and ordinary course.

      Conditions of the Merger (Page 29)

      The completion of the merger depends on a number of conditions being satisfied or, where applicable, waived, including:

      o the approval of the merger agreement and the merger by Heritage's stockholders;

      o receipt of all required regulatory or governmental approvals and consents to complete the transactions contemplated by the merger agreement, and the expiration of any waiting periods required by law;

      o the absence of any order, judgment or decree which prevents, restrains, restricts or prohibits the completion of the transactions contemplated by the merger agreement;

      o the absence of any notification from a governmental authority of an intention to commence proceedings to restrain or prohibit the transactions contemplated by the merger agreement;

      o the continued accuracy of the respective representations and warranties of Heritage and HGroup in the merger agreement and the material compliance by each of them with their respective obligations under the merger agreement;

      o no more than 20% of the outstanding shares of Heritage common stock exercising their dissenters' rights;

      o receipt of all required third party consents and approvals as provided for in the merger agreement;

      o the execution and delivery of a stockholder agreement by each director and executive officer of Heritage; and

      o the absence of claims or any change in the business or financial condition of Heritage or Heritage Bank since the date of the merger agreement that has had, or reasonably could be expected to have a material adverse effect on Heritage or Heritage Bank.

      No Solicitation of Transaction (Page 34)

      The merger agreement provides that neither Heritage nor Heritage Bank will, directly or indirectly, solicit, initiate, encourage or otherwise facilitate any inquiries or the making of any proposal or offer from any person concerning an "acquisition proposal" (as defined in the merger agreement), engage in discussions or negotiations with any person relating to an acquisition proposal or otherwise facilitate any effort or attempt to make or implement an acquisition proposal, except as necessary for the Heritage Board of Directors to comply with applicable law, in response to an unsolicited bona fide written acquisition proposal, together with an executed confidentiality agreement, or to negotiate or discuss an unsolicited bona fide written acquisition proposal.

      Termination of the Merger Agreement (Page 36)

      The merger agreement provides that the merger agreement and the merger may be terminated in the event that a party terminates or breaches the merger agreement under certain circumstances.

      Fees and Termination Fee (Page 37)

      Certain cash payments may be made pursuant to the merger agreement in the event that a party terminates or breaches the merger agreement under certain circumstances.

      Regulatory Approvals (Page 38)

      To complete the merger, HGroup must obtain the consent or approval of, give notice to or obtain a waiver or non-objection from various regulatory authorities, including the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and the Texas Savings and Loan Department. HGroup and Heritage will file all necessary applications, notices and requests for waiver with applicable regulatory authorities. Heritage and HGroup cannot predict, however, whether or when all required regulatory approvals, consents or waivers will be obtained.

Stockholder Agreement (Page 40)

      HGroup entered into a stockholder agreement with all of the directors and executive officers of Heritage holding an aggregate of 95,241 shares of Heritage common stock, representing about 20% of the currently issued and outstanding shares of Heritage common stock, in which those stockholders agreed to vote their shares in favor of approval of the merger agreement and the merger.

      The stockholder agreement is Appendix D attached to this proxy statement.

Effect of the Merger on Heritage's Employee Stock Ownership Plan (Page 28)

      At the effective time of the merger, the Heritage Employee Stock Ownership Plan, or ESOP, will be terminated in accordance with its terms. Upon the termination of the ESOP, the ESOP trustee must immediately repay the then-outstanding ESOP loan in full from consideration received in the merger associated with the ESOP's unallocated shares of Heritage common stock. Any remaining consideration from the merger associated with the ESOP's unallocated shares held by the ESOP following the repayment of the ESOP loan will be re-allocated to the participants' ESOP accounts in accordance with the ESOP's allocation provisions.

Material Federal Income Tax Consequences of the Merger (Page 40)

      The payment of cash for shares of common stock of Heritage pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes for you and may also be taxable under state, local, and foreign tax laws. Tax matters are very complicated and the tax consequences of the merger to you will depend on your own situation. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF THE MERGER ON YOU UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

Dissenters' Rights of Appraisal (Page 41 and Appendix C)

      Any stockholder who owned shares of common stock of Heritage as of March 22, 2004, the record date, and who does not wish to accept the merger consideration has the right under Delaware General Corporation Law to receive the "fair value" of his or her shares of common stock as determined by a Delaware court. This "appraisal right" is subject to a number of restrictions and technical requirements. Generally, in order to properly exercise appraisal rights a dissenting stockholder (a) must not vote in favor of adopting and approving the merger agreement and (b) must make a written demand for appraisal before the vote on the merger agreement is taken. Merely voting against the merger agreement and the merger will not perfect the right of appraisal. Appendix C to this proxy statement contains the applicable provisions of the Delaware General Corporation Law relating to appraisal rights.

Waiver and Amendment (Page 39)

      Prior to the special meeting of Heritage stockholders, HGroup and Heritage may jointly amend the terms of the merger agreement, and each of them may waive the right to require the other party to adhere to those terms. After the special meeting of Heritage stockholders neither Heritage nor HGroup can amend the merger agreement in any manner which by law requires approval by the Heritage stockholders without first obtaining stockholder approval.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements and information with respect to the financial condition, results of operations, plans, objectives, future performance, business and other matters relating to Heritage or the merger that are based on the beliefs of, as well as assumptions made by and information currently available to, Heritage's management. When used in this proxy statement, the words "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," and words or phrases of similar import are intended to identify forward-looking statements. These statements reflect the current view of Heritage with respect to future events and are subject to risks, uncertainties and assumptions that include, without limitation, the risk that the merger will not be completed and risks associated with competitive factors, general economic conditions, geographic credit concentration, customer relations, interest rate volatility, governmental regulation and supervision, defaults in the repayment of loans, changes in volume of loan originations, and changes in industry practices. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement as anticipated, estimated, expected, projected, intended, planned, believed, or targeted.

                         INFORMATION CONCERNING HERITAGE

Heritage Bancshares, Inc. and Heritage Bank

      Heritage is a Delaware corporation and the sole stockholder of Heritage Bank. Heritage Savings Bank, SSB converted to the stock form of organization in February 2002 and changed its name to Heritage Bank, SSB effective May 17, 2002. The business of Heritage consists primarily of the business of Heritage Bank. At September 30, 2003, Heritage had total consolidated assets of $52.8 million, total consolidated deposits of $45.0 million, and total consolidated stockholders' equity of $7.9 million.

      Founded in 1922 as Terrell Building and Loan and subsequently Terrell Federal Savings and Loan Association, Heritage Bank is a community and customer oriented stock savings bank organized under the laws of the State of Texas. Heritage Bank conducts business out of its main office in Terrell, Texas. Heritage Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation to the maximum extent permitted by law. References to Heritage refer to the consolidated operations of Heritage and Heritage Bank unless otherwise noted.

      Heritage Bank's business consists principally of attracting deposits from the general public and using those funds to originate loans secured by one- to four-family residential properties. Heritage Bank also originates a significant volume of construction and commercial real estate loans. One- to four-family residential loans amounted to $10.7 million at September 30, 2003, representing 26.2% of the total gross loan portfolio. Construction loans at the same date amounted to $17.5 million, or 42.5% of the total gross loan portfolio, while commercial real estate loans amounted to $7.3 million or 17.8% of the total loan portfolio. Heritage Bank's profitability depends primarily on its net interest income, which is the difference between the income Heritage Bank receives on loans and other assets and the cost of funds, which consists of the interest paid on deposits and borrowings.

      Heritage Bank currently exceeds all applicable minimum regulatory capital requirements. At September 30, 2003, Heritage Bank had Tier 1, total risk-based and leverage capital ratios of 15.54%, 16.56%, and 12.12%, respectively, as compared to the minimum requirements of 4%, 8%, and 4%, respectively.

      Heritage, as a registered savings and loan holding company, is subject to examination and regulation by the Office of Thrift Supervision and the Texas Savings and Loan Department , and is subject to various reporting and other requirements of the Securities and Exchange Commission. Heritage Bank is also subject to examination and comprehensive regulation by the Texas Savings and Loan Department, which is Heritage Bank's chartering authority, and by the Federal Deposit Insurance Corporation, as the administrator of the SAIF. Heritage Bank is subject to certain reserve requirements established by the Federal Reserve Board and is a member of the Federal Home Loan Bank ("FHLB") of Dallas, which is one of the 12 regional banks comprising the FHLB System.

      Heritage's principal office is located at 102 West High Street, Terrell, Texas 75160, and its telephone number at that address is (972) 563-2657.

Security Ownership of Certain Beneficial Owners and Management of Heritage

      The following table sets forth information as to the common stock beneficially owned, as of March 22, 2004, by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which was known to Heritage to be the beneficial owner of more than five percent of the issued and outstanding Heritage common stock, (ii) each director of Heritage, (iii) certain of Heritage's executive officers, and (iv) all directors and executive officers of Heritage and Heritage Bank as a group.

                                                                    Amount and Nature of                Percent
           Name and Address of Beneficial Owner                   Beneficial Ownership (1)              of Class
           ------------------------------------                   ------------------------              --------
Heritage Bancshares, Inc.                                                39,317 (2)                       8.3%
Employee Stock Ownership Plan Trust
102 West high Street
Terrell, Texas 75160

Lance S. Gad                                                             45,950 (3)                       9.7%
1250 Fence Row Drive
Fairfield, Connecticut 06430

Jeffrey L. Gendell                                                       42,000 (4)                       8.9%
Tontine Financial Partners, L.P.
237 Park Avenue, 9th Floor
New York, New York 10017

J. Pat Baker                                                              6,000 (5)                       1.3%
Joy Milton Catlin                                                         3,000 (6)                        *
James C. Champion                                                         2,441 (7)                        *
Switzer L. Deason                                                        36,000 (8)                       7.6%
John H. Mackey                                                            7,500 (9)                       1.6%
Jon D. Patterson                                                              0                            *
Mary Gayle Ramsey                                                         6,000 (10)                      1.3%
Thomas J. Wageman                                                        36,000 (11)                      7.6%
Directors and  executive  officers of Heritage and
Heritage Bank as a group (8) persons                                     96,941 (12)                     20.48%

*     Amounts to less than 1.0% of the outstanding common stock.

(1) Pursuant to rules promulgated by the Securities and Exchange Commission under the Exchange Act, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares.

(2) The Heritage Bancshares, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Heritage Bancshares, Inc. Employee Stock Ownership Plan ("ESOP"). As of the record date, 31,416 shares held in the Trust were unallocated, and 7901 shares held in the Trust had been allocated to the accounts of participating employees. Unallocated shares held in the ESOP will be voted by the ESOP Trustees in the same proportion as the allocated shares, subject to the ESOP Trustees' fiduciary duties and applicable law.

(3)   Based on a Schedule 13G filing on March 11, 2002 made on behalf of Lance
      S. Gad. Mr. Gad possesses sole power to vote and direct the disposition of the 45,950 shares.

(4) Based on a Schedule 13D joint filing made on March 8, 2002 on behalf of Tontine Financial Partners, L.P. ("TFP"), Tontine Management, L.L.C. ("TM") and Jeffrey L. Gendell. TM is the general partner of TFP, a private investment limited partnership, and Mr. Gendell is the managing member of TM (collectively, the "Reporting Persons"). The Reporting Persons have shared voting and dispositive power over the 42,000 shares.

(5) Includes 6,000 shares owned jointly with Mr. Baker's wife with whom voting and dispositive power is shared.

(6) Includes 3,000 shares owned jointly with Mr. Catlin's wife with whom voting and dispositive power is shared.

(7) Includes 441 shares held by the ESOP for the account of Mr. Champion and 2,000 shares owned jointly with Mr. Champion's wife with whom voting and dispositive power is shared.

(8) Includes 6,000 shares owned jointly with Mr. Deason's wife with whom voting and dispositive power is shared.

(9) Includes 1,500 shares held by the ESOP for the account of Mr. Mackey and 1,500 shares held by Mr. Mackey's wife's IRA.

(10) Includes 5,600 shares held in Ms. Ramsey's IRA, 200 shares held by Ms. Ramsey's husband's IRA and 200 shares held as custodian for children.

(11) Includes 6,000 shares owned jointly with Mr. Wageman's wife with whom voting and dispositive power is shared and 30,000 shares held by TLT, Ltd., a family limited partnership, of which the reporting person is the general partner and a limited partner. The reporting person disclaims beneficial ownership of Heritage Bancshares, Inc., common stock held by TLT, Ltd., except to the extent of his pecuniary interest therein.

(12) Also includes 1,941 shares which are held by the ESOP which have been allocated to the account of Messrs. Champion and Mackey and, consequently, will be voted at the special meeting by the respective direction of each of them.

                          INFORMATION CONCERNING HGROUP

      HGroup is a newly formed Delaware corporation that was incorporated on December 10, 2003 for the purpose of facilitating the merger with Heritage. Upon consummation of the merger, HGroup intends to move the executive office of Heritage to Dallas, Texas. As a newly formed corporation, HGroup has no operating history or other business activities. The only material business activity of HGroup has been the execution and delivery of the merger Agreement, and activities relating thereto. It is anticipated that HGroup will not conduct any business other than in connection with its formation and capitalization and the transactions contemplated by the merger agreement. The principal office of HGroup is located at Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240, and its telephone number at that address is (972) 628-4104.

                               THE SPECIAL MEETING

Date, Place, Time and Purpose

      Heritage is furnishing this proxy statement to Heritage stockholders as part of the solicitation of proxies by the Heritage Board of Directors for use at a special meeting of stockholders of Heritage to be held at 9:00 a.m., local time, at the First Baptist Church, located at 403 N. Catherine Street, Terrell, Texas 75160, and at any adjournment or postponement thereof. This document and the enclosed proxy card are first being mailed to stockholders of Heritage on or about March 23, 2004.

      At the Heritage special meeting, the holders of shares of Heritage common stock will be asked to vote on:

      o a proposal to approve and adopt an agreement and plan of merger, dated as of January 14, 2004, between HGroup Acquisition Co. and Heritage Bancshares, Inc., pursuant to which, among other things,
            (i) HGroup Acquisition Co. will acquire Heritage by merging with and into Heritage, and (ii) upon completion of the merger, each outstanding share of Heritage common stock (other than specified shares held by HGroup or Heritage or as to which dissenters' rights have been perfected) will be converted into the right to receive approximately $26.25 in cash, without interest, subject to a possible reduction in certain circumstances as described in "The Merger and the Merger Agreement-- Merger Consideration" on page 20. (The aggregate consideration to be paid by HGroup for Heritage's issued and outstanding common stock amounts to $12.4 million.);

      o to adjourn the special meeting, if necessary, to solicit additional proxies; and

      o to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

      As of the date of this document, the Heritage Board of Directors knows of no business that will be presented for consideration at the special meeting, other than matters described in this proxy statement.

Record Date, Outstanding Shares and Voting

      The Heritage Board of Directors has fixed the close of business on March 22, 2004, as the record date for determining those stockholders of Heritage who are entitled to notice of and to vote at the special meeting. Only record holders of shares of Heritage common stock on the books of Heritage at the close of business on the record date have the right to receive notice of and to vote at the special meeting. On the record date, there were 473,248 shares of Heritage common stock issued and outstanding, held by approximately 168 holders of record. At the special meeting, Heritage stockholders will have one vote for each share of common stock of Heritage owned on the record date.

      In the event that the special meeting is adjourned for more than 30 days, a new record date will be set and a notice of the meeting for the adjournment will be provided.

Quorum; Vote Required

      The holders of a majority of the outstanding shares of Heritage common stock entitled to vote at the special meeting must be present in person, or represented by proxy, in order for a quorum to exist at the special meeting.

      The affirmative vote of a majority of the outstanding shares of common stock of Heritage entitled to be voted at the special meeting is required to approve and adopt the merger agreement and the merger. Shares which abstain from voting will be treated as shares that are present and entitled to vote at the Heritage special meeting for purposes of determining whether a quorum exists, but abstentions will have the same effect as a vote "AGAINST" adoption and approval of the merger agreement and the merger. Broker "non-votes" will have the same effect as shares voted "AGAINST" adoption and approval of the merger agreement and the merger. A broker "non-vote" occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote from the beneficial owner.

      As of the record date, directors and executive officers of Heritage owned directly or indirectly, an aggregate of 95,241 issued and outstanding shares of Heritage common stock over which they had or shared the power to vote, representing in the aggregate approximately 20% of the votes which may be cast at the special meeting. All of the directors and executive officers of Heritage have entered into a stockholder agreement to vote an aggregate of 95,241 shares representing approximately 20% of the votes which may be cast at the special meeting, for approval of the merger agreement and the merger. See "-- Stockholder Agreements" on page 40.

Voting of Proxies

      All shares of Heritage common stock represented at the Heritage special meeting by properly submitted proxies received prior to or at such meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, proxies, other than broker non-votes, will be voted "FOR" approval and adoption of the merger agreement and the merger.

      If other matters are properly presented for consideration, including consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies, the persons named on the enclosed proxy card and acting under the proxy generally will have discretion to vote on such matters in accordance with their best judgment.

Revocability of Proxies

      Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

      o sending a written notice that you are revoking your proxy to the Secretary of Heritage in time for it to be received before the special meeting;

      o completing and submitting a new proxy card by mail. The latest dated proxy card actually received before the special meeting will be recorded and any earlier votes will be automatically revoked; or

      o attending the Heritage special meeting and voting in person and informing the Secretary, although attendance at the Heritage special meeting will not in and of itself constitute a revocation of a proxy.

      Any written notice of revocation or subsequent proxy should be sent to Heritage, 102 West High Street, Terrell, Texas 75160, Attention: Jon D. Patterson, or hand delivered to the Secretary of Heritage at or before the taking of the vote at the Heritage special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Heritage special meeting.

Recommendation of the Heritage Board of Directors

      The Heritage Board has unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The Heritage Board believes that the merger is fair to, and in the best interests of, Heritage and its stockholders and unanimously recommends that you vote "FOR" approval and adoption of the merger agreement and the merger.

Solicitation of Proxies

      Heritage and HGroup will share equally in the costs of printing this proxy statement. Heritage will pay for the costs of mailing this document to its stockholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its Board of Directors. In addition to solicitation by mail, the directors, officers and employees of Heritage and its subsidiaries may solicit proxies from stockholders of Heritage in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement by Heritage for their actual expenses.

      Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Heritage common stock held of record by such persons, and Heritage will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

      Heritage has retained the services of Registrar and Transfer Trust Company to assist in the solicitation of proxies. Fees for such services are estimated to be approximately $2,600 plus reasonable out-of-pocket expenses.

      DO NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD. WITHIN THREE BUSINESS DAYS AFTER THE COMPLETION OF THE MERGER, THE EXCHANGE AGENT WILL MAIL NOTICE AND LETTERS OF TRANSMITTAL WITH INSTRUCTIONS FOR THE SURRENDER OF HERITAGE STOCK CERTIFICATES.

                       THE MERGER AND THE MERGER AGREEMENT

      The following information describes the material aspects of the merger agreement and the merger. This description does not purport to be complete and is qualified in its entirety by reference to the appendices to this document, including the merger agreement attached as Appendix A to this proxy statement. You are urged to carefully read the merger agreement and the other appendices in their entirety.

Structure of the Merger

      Pursuant to the merger agreement, HGroup will merge with and into Heritage. At the time of the merger, the separate corporate existence of HGroup will cease to exist and Heritage will continue as the surviving corporation. The merger agreement provides that the closing of the merger will take place on a date no later than five business days after all regulatory, corporate and other approvals have been obtained and other conditions to the merger contained in the merger agreement have been satisfied or waived. At such time, a certificate of merger will be filed with the Delaware Secretary of State and the merger will become effective (or the merger will become effective at such later date and time as may be specified in the certificate of merger). The time and date at which the merger is effective is referred to herein as the "effective time".

Merger Consideration

      At the effective time of the merger, each share of Heritage common stock issued and outstanding immediately prior to the effective time (other than shares held by Heritage or HGroup or as to which dissenters' rights have been asserted and perfected under Delaware General Corporation Law) will be cancelled and converted automatically into the right to receive from HGroup an amount of $26.25 in cash, without interest, subject to applicable withholding and stock transfer taxes and adjustment as described below.

      The total consideration to be paid to all Heritage stockholders could be reduced by the amount by which $200,230 exceeds the sum of (i) the amount of the combined balances in certain Executive Participant's Accounts (as such term is defined in Section 1.39 of Heritage's ESOP) and (ii) the amount of the aggregate deferred gains from the sale of real estate by TFS Investment Corporation, a subsidiary of Heritage. The balance of the Executive Participant's Accounts as of December 31, 2003 was approximately $19,410. While the reduction to the merger consideration could be as much as $0.42 per share, it is believed that the balances and the gains will be sufficient to offset this amount. However, no assurance can be made that such balances and gains will be sufficient to offset this amount.

      After the completion of the merger, holders of certificates that prior to the merger represented issued and outstanding shares of Heritage common stock will have no rights with respect to those shares except for the right to surrender the certificates for the merger consideration. After the completion of the merger, holders of shares of Heritage common stock will have no continuing equity interest in Heritage and, therefore, will not share in future earnings, dividends or growth of Heritage. After completion of the merger, Heritage Bank will remain a wholly-owned subsidiary of Heritage, as the surviving corporation.

Exchange Procedures

      On the date of the merger agreement. HGroup deposited $350,000 in cash (the "Escrow Amount") with an escrow agent. At the effective time, HGroup will cause to be deposited with an exchange agent, for the benefit of the holders of the shares of Heritage common stock, the Escrow

Amount and cash sufficient to pay the aggregate merger consideration in exchange for the shares of Heritage common stock outstanding immediately prior to the effective time of the merger upon surrender of the certificates representing Heritage common stock. No later than three business days following the effective time, the exchange agent shall mail to each record holder of Heritage common stock a notice and letter of transmittal advising such holder of the effectiveness of the merger and how to surrender the certificates for the cash which each Heritage stockholder is entitled to receive as a result of the merger. You will also receive instructions for handling share certificates which have been lost, stolen, destroyed or mislaid. YOU SHOULD NOT SUBMIT SHARE CERTIFICATES FOR HERITAGE COMMON STOCK UNTIL YOU HAVE RECEIVED WRITTEN INSTRUCTIONS TO DO SO.

      After the effective time of the merger, the stock transfer books of Heritage will be closed and no transfer of Heritage common stock will be made on Heritage's stock transfer books. If a certificate formerly representing Heritage common stock is presented to Heritage for transfer, such certificates will be cancelled against delivery of the merger consideration.

      Any portion of the merger consideration delivered to the exchange agent by HGroup that remains unclaimed by the Heritage stockholders for six months after the effective time will be delivered to Heritage, as the surviving corporation. Any stockholders of Heritage who have not exchanged their certificates as of that date may look only to Heritage, as the surviving corporation, for payment of the merger consideration. However, none of Heritage, HGroup nor any other party to the merger agreement shall be liable to any Heritage stockholder for any consideration paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

      Heritage, as the surviving corporation, or the exchange agent is entitled to deduct and withhold from the consideration otherwise payable to any holder of Heritage common stock the amounts it is required to deduct and withhold with respect to the payment of such consideration under the Internal Revenue Code or any provision of state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the holders of the shares of Heritage common stock.

Background of the Merger

      In March 2003, representatives of Heritage's Board of Directors held an informal discussion with representatives of HGroup regarding the possibility of a business combination. On April 14, 2003, Heritage formally engaged KBW to act as its financial advisor with respect to this combination.

      During the course of the second quarter of 2003, as HGroup performed diligence on Heritage and Heritage Bank, HGroup and Heritage discussed a possible purchase price for a transaction to be paid in a cash amount equal to two times book value of Heritage. Heritage's Board determined that this amount was approximately $16 million or $33.00 per share. Heritage's Board felt that because Heritage had converted from a mutual savings bank to a stock savings bank in February 2002 and had issued shares of common stock at $10 per share, the consideration offered by HGroup was sufficiently compelling for Heritage to proceed in exclusive negotiations with HGroup to reach a definitive agreement.

      On August 29, 2003, after a thorough review of Heritage's loan portfolio and operations, HGroup presented a draft agreement and plan of merger and a non-binding letter of interest to Heritage to acquire Heritage for $23.08 per share of Heritage common stock, based on approximately two times the book value f Heritage Bank. Heritage's Board of Directors felt that this consideration was not in the best interest of Heritage or its stockholders in light of Heritage's previous discussions with HGroup. Upon further analysis, on October 9, 2003, HGroup reconsidered and presented a non-binding expression of interest to acquire Heritage for $26.50 per share representing approximately 1.59 times Heritage's book value.

      Over the following few weeks, Heritage's financial advisor, KBW, performed a limited market analysis and contacted a large bank holding company that had consummated several transactions in the region. That company would not consummate a transaction at 1.5 times Heritage's book value. KBW also contacted another reputable individual who had advised Heritage that he had a client who had expressed interest in Heritage. KBW determined that this client did not have sufficient capital to readily complete a successful transaction.

      Based on these findings, Heritage and HGroup proceeded in their negotiations towards a definitive agreement at the proposed purchase price. On November 20, 2003, KBW presented its preliminary fairness opinion and reviewed the analysis of the transaction at a meeting of Heritage's Board of Directors. The discussion included, among other issues: (1) an analysis that Heritage likely would have trouble reaching the current consideration being offered even assuming the execution of an aggressive business plan over the next five years;
(2) the current overall strength of the merger and acquisition market, and the relative pricing and opportunities that might be available for Heritage; (3) the limited liquidity of Heritage stock; and (4) comparable prices being paid for companies similar to Heritage. Heritage's outside legal counsel provided an overview of the merger agreement for the Board's consideration. HGroup provided the biographies of the four individuals who, in addition to John Mackey, President and Chief Executive Officer of Heritage, were proposed to be the directors of Heritage, as the surviving corporation. KBW also presented a preliminary business plan that added operations of a mortgage company in addition to the continuing operations of Heritage Bank and its real estate subsidiary.

      Over the next several weeks, Heritage and HGroup continued to negotiate certain key provisions of the merger, including termination rights and fees related thereto, causing a delay in reaching a definitive agreement. As part of such negotiations, on January 13, 2004, HGroup revised the purchase price to $26.25 per share, subject to certain potential adjustments. On January 14, 2004, HGroup and Heritage executed the definitive agreement and plan of merger.

Recommendation of Heritage Board of Directors and Reasons for the Merger

      Heritage's Board of Directors believes that the merger is fair to, and in the best interests of, Heritage and its stockholders. Additionally, Heritage's Board of Directors believes that the merger will have a positive effect on Heritage's employees, customers and the communities that Heritage serves. Accordingly, Heritage's Board of Directors has unanimously approved the merger agreement and unanimously recommends that stockholders vote "FOR" approval and adoption of the merger agreement and the merger.

      In reaching its decision to approve the merger agreement, Heritage's Board of Directors consulted with Heritage management, as well as with its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

      o the belief that the merger would result in stockholders of Heritage, being able to liquefy their investment at a favorable rate of return;

      o the current and prospective environment in which Heritage operates, including national, regional and local economic conditions, the competitive environment for savings banks and other financial institutions generally, the increased regulatory burdens on financial institutions generally, and the trend toward consolidation in the banking industry and in the financial services industry;

      o the high costs of technology and new facilities required to continue to grow assets and income;

      o a review of the likelihood of regulators approving the merger without undue conditions or delay;

      o the increasing cost of compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Securities and Exchange Commission;

      o the financial presentation of KBW and the opinion of KBW that, as of the date of such opinion, the merger consideration of $26.25 in cash per shares was fair from a financial point of view to holders of Heritage common stock (see "-- Opinion of Heritage's Financial Advisor" below);

      o the financial interests of the inside directors and executive officers of Heritage in the transaction that are in addition to their interest as stockholders; and

      o the terms and conditions of the merger agreement, including the parties' respective representations, warranties, covenants and other agreements, the conditions to closing, and provisions relating to termination rights and the consequences thereof.

      Heritage's Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger, including;

      o the potential disruption of Heritage's business that might result from the announcement of the merger; and

      o the uncertainty regarding stockholders', customers' and employees' perceptions of the merger.

      Heritage's Board of Directors reviewed these considerations as not being sufficient individually or in the aggregate to outweigh the advantages of the merger.

      The discussion and factors considered by the Heritage Board is not intended to be exhaustive, but includes all material factors considered. In approving the merger agreement, the Heritage Board did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighed factors differently.

Opinion of Heritage's Financial Advisor

      In April 2003, KBW was retained by Heritage to provide advisory services in connection with a possible business combination of Heritage with another entity. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. The Heritage Board selected KBW on the basis of the firm's reputation and its experience and expertise in transactions similar to the merger and its prior consultative working relationship with Heritage.

      Pursuant to its engagement, KBW was asked to render an opinion as to the fairness, from a financial point of view, of the merger consideration to stockholders of Heritage. KBW delivered its opinion to the Heritage Board that, as of January 14, 2004, the merger consideration was fair, from a financial point of view, to the stockholders of Heritage. No limitations were imposed by the Heritage Board upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion herein of the summary of its opinion to the Heritage Board and to the reference to the entire opinion attached hereto as Appendix B.

      The full text of the opinion of KBW, which is attached as Appendix B to this proxy statement, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement is qualified in its entirety by reference to the opinion.

      In rendering its opinion, KBW (i) reviewed the merger agreement, (ii) reviewed Heritage's Annual Reports for the years ended December 31, 2000, 2001 and 2002, (iii) reviewed Heritage's Proxy Statement and Form 10-KSB for the years ended December 31, 2001 and 2002, (iv) reviewed Heritage's Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2003, (v) discussed with senior management and the Board of Directors of Heritage the current position and prospective outlook for Heritage, (vi) considered historical stock quotations, levels of activity and prices of recorded transactions in Heritage's common stock, (vii) reviewed the financial and stock market data of other thrifts and the financial and structural terms of several other recent transactions involving mergers and acquisitions of comparably situated thrifts, and (viii) performed other analyses which KBW considered appropriate.

      Analysis of Recent Comparable Acquisition Transactions

      Also in rendering its opinion, KBW analyzed certain comparable merger and acquisition transactions of both pending and completed thrift deals, comparing the acquisition price relative to book value, tangible book value, last 12 months earnings, and premium to core deposits. The analysis included a comparison of the median and average of the above ratios for representative pending and completed acquisitions since January 1, 2002, where the seller was a thrift institution. To compare the Heritage transaction to selling thrift institutions with a similar asset size and transaction value, KBW focused on representative pending and completed thrift transactions since January 1, 2002 where the selling institution had an asset size between $10 million and $100 million and the return on average equity of the seller was less than 5.00% for profitability purposes. As a result of these transaction criteria, the following selling thrift institutions were used in analyzing comparable transactions:

Selling Institution:

CBCT Bancshares Inc.       Unified Banking Company       Peoples Bankcorp Inc.
Rocky Ford Financial Inc.  PFSB Bancorp Inc.             Findlay Savings Bank
SFSB Holding Co.           NS&L Bancorp Inc.             Parkville FSB
Synergy Bank, SSB          BankDallas SSB                Algiers Bancorp Inc.
                           Steelton Bancorp Inc.

      All of these transactions were announced in 2002 and 2003. The transaction analysis resulted in a range of values for Heritage based upon comparable thrift merger and acquisition transactions. KBW derived the median pricing metrics of the aforementioned comparable group and summarized the results of comparative thrift merger and acquisition transactions and compared the range of values to the consideration received by Heritage stockholders. The comparable thrift merger and acquisition statistics are as follows:

                               -----------------    -----------------    ---------------    --------------
                                                        Price to                                Core
                                   Price to             Tangible         Price to last         Deposit
                                  Book Ratio           Book Ratio          12 months           Premium
                                     (%)                  (%)            earnings (x)            (%)
                               -----------------    -----------------    ---------------    --------------
----------------------------------------------------------------------------------------------------------
Low Value                                  96.5                 96.5               20.8               0.3
Median Value                              132.1                132.1               38.9               5.2
High Value                                163.4                163.4               47.3              16.6
----------------------------------------------------------------------------------------------------------

                               -----------------    -----------------    ---------------    --------------
                                                        Price to                                Core
                                   Price to             Tangible         Price to last         Deposit
                                  Book Ratio           Book Ratio          12 months           Premium
                                     (%)                  (%)             earnings (x)           (%)
                               -----------------    -----------------    ---------------    --------------
----------------------------------------------------------------------------------------------------------
$26.25 HGroup Offer                       157.4                157.4                 NM              12.7
----------------------------------------------------------------------------------------------------------

      KBW viewed the aforementioned comparable group as the most appropriate in deriving a comparable transaction value based on Heritage's size and earnings. KBW viewed the fact that, with the query based on the above criteria producing 13 transactions with reported pricing metrics in the comparable group, as being statistically significant for the purposes of comparison. KBW viewed the four resulting metrics (price to book value, price to tangible book value, price to last 12 months earnings and core deposit premium) from the comparable transactions on a median basis, as the key metrics used to evaluate the fairness, from a financial point of view, of the transaction. Heritage's price to latest 12 months earnings was deemed not meaningful, since earnings reflected a loss for the 12 months ended September 30, 2003 of $46,000.

      Given that the value of the consideration on an aggregate basis to be paid in the merger, as of the date of the opinion, is near the high value of the range of comparable thrift transactions for price to book value, price to tangible book value and core deposit premium basis, and above the range for price to latest 12 months earnings, KBW believes that this analysis supports the fairness, from a financial point of view, to Heritage and its stockholders of the consideration to be paid in the merger.

      Discounted Dividend Stream and Terminal Value Analysis (Change-in-Control Valuation)

      KBW performed an analysis that estimated the future stream of after-tax dividend flows of Heritage under various circumstances, assuming Heritage's projected dividend stream and that Heritage performed in accordance with the earnings projections reviewed with management. A range of terminal values was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future dividends per share (i.e., cash flows per share) that Heritage would generate through year 5 of their current business plan (as provided to KBW) and (2) the present value of the terminal value on a per share basis, which is a representation of the ongoing value of an entity at a specified time in the future of Heritage common stock.

      In calculating a terminal value of Heritage common stock, KBW applied transaction multiples of 20.0x, 21.0x, 22.0x, 23.0x and 24.0x to year 5 forecasted earnings per share. The terminal multiple range is based on the terminal earnings multiple of pending and completed transactions similar to this transaction based on asset size and return on average equity. In performing this analysis, KBW used the budget provided by Heritage, which was agreed upon in a discussion with the Board to be aggressive. The combined cash flows and terminal value were then discounted back to present values using different discount ranges ranging from 12.0% to 14.0%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Heritage common stock taking into consideration such factors as current long term interest rates, market capitalization size, earnings and liquidity of the shares. The results of KBW's analysis are set forth in the following table:

                      =============================================
                                  Sensitivity Analysis
                      =============================================

                                   Terminal Multiple
                   20.0x        21.0x        22.0x        23.0x       24.0x
                 -----------------------------------------------------------
          14.0%  $  21.22     $  22.24    $   23.27    $   24.30    $  25.33
          13.5%  $  21.68     $  22.73    $   23.78    $   24.83    $  25.88
Discount  13.0%  $  22.16     $  23.23    $   24.31    $   25.38    $  26.45
  Rate    12.5%  $  22.65     $  23.75    $   24.85    $   25.94    $  27.04
          12.0%  $  23.15     $  24.28    $   25.40    $   26.52    $  27.64

      Based on the foregoing criteria and assumptions, KBW determined that the change-in-control present value of the Heritage common stock ranged from $21.22 to $27.64 per share. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is in the upper part of the range derived from the discounted cash flow analysis, KBW believes that this analysis supports the fairness, from a financial point of view, to Heritage and its stockholders of the consideration to be paid in the merger.

      The discounted cash flow analyses of Heritage do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure, and discount rates.

      Discounted Dividend Stream and Terminal Value Analysis (Market Valuation)

      KBW performed analysis that estimated the 5-year stream of after-tax dividend flows of Heritage under various circumstances, assuming Heritage's projected dividend stream and that Heritage performed in accordance with the earnings projections reviewed with management. A range of terminal values was determined by adding (1) the present value, which is a representation of the current value of a sum that is to be received some time in the future, of the estimated future dividends per share (i.e., cash flows per share) that Heritage would generate through year 5 of their current business plan (as provided to KBW) and (2) the present value of the terminal value on a per share basis, which is a representation of the ongoing value of an entity at a specified time in the future of Heritage common stock.

      In calculating a terminal value of Heritage common stock, KBW applied multiples of 15.0x, 16.0x, 17.0x, 18.0x and 19.0x to year 5 forecasted earnings per share. The terminal multiple range is based on the earnings multiple of similar publicly traded thrifts of similar asset size. In performing this analysis, KBW used the budget provided by Heritage. The combined cash flows and terminal value were then discounted back to present values using different discount ranges ranging from 12.0% to 14.0%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Heritage common stock taking into consideration such factors as current long term interest rates, market capitalization size, earnings and liquidity of the shares. The results of KBW's analysis are set forth in the following table:

                      =============================================
                                  Sensitivity Analysis
                      =============================================

                                   Terminal Multiple
                      15.0x      16.0x      17.0x       18.0x      19.0x
                    -----------------------------------------------------
            14.0%   $   16.08   $  17.11   $  18.14   $  19.16   $  20.19
            13.5%   $   16.43   $  17.48   $  18.53   $  19.58   $  20.63
  Discount  13.0%   $   16.79   $  17.87   $  18.94   $  20.01   $  21.09
    Rate    12.5%   $   17.16   $  18.26   $  19.36   $  20.46   $  21.55
            12.0%   $   17.54   $  18.66   $  19.79   $  20.91   $  22.03

      Based on the foregoing criteria and assumptions, KBW determined that the stand-alone present value of the Heritage common stock ranged from $16.08 to $22.03 per share. Given that the value of the consideration on a per share basis to be paid in the merger, as of the date of the opinion, is above the range derived from the discounted cash flow analysis, KBW believes that this analysis supports the fairness, from a financial point of view, to Heritage and its stockholders of the consideration to be paid in the merger.

      The discounted cash flow analyses of Heritage do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, projected capital structure, and discount rates.

      Based on the above analyses, KBW concluded that the consideration was fair, from a financial point of view, to stockholders of Heritage. This summary does not purport to be a complete description of the analysis performed by KBW and should not be construed independent of the other information considered by KBW in rendering its opinion. Selecting portions of KBW's analysis or isolating certain aspects of the comparable transactions without considering all analysis and factors, could create an incomplete or potentially misleading view of the evaluation process.

      In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information Heritage provided to it. In its review, with the consent of the Heritage Board, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities and potential or contingent liabilities of Heritage.

      The fairness opinion of KBW is limited to the fairness as of its date, from a financial point of view, of the consideration to be paid in the merger and does not address the underlying business decision to effect the merger (or alternatives thereto) nor does it constitute a recommendation to any stockholder of Heritage as to how such stockholder should vote with respect to the merger proposal.

      KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

      In preparing its analysis, KBW made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of KBW and Heritage. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses and do not purport to be appraisals or reflect the prices at which a business may be sold.

      KBW will receive a fee of approximately $124,000 for services rendered in connection with advising and issuing a fairness opinion regarding the Merger. As of the date of the proxy statement, KBW has received $50,000 of such fee; the remainder of the fee is due at the closing of the transaction. Heritage has also agreed to reimburse certain of KBW's reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify KBW and its affiliates and their respective directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

      KBW has in the past provided investment banking services to Heritage and received compensation for such services.

Treatment of Employee Stock Ownership Plan

      Heritage's ESOP is a "leveraged ESOP" covering all of its employees, subject to eligibility. Under the ESOP, certain shares of Heritage common stock are allocated to participant accounts and other shares are held in a suspense account to secure a loan made by Heritage to the ESOP to acquire the shares (the "ESOP Loan"). The number of unallocated shares in the suspense account on March 1, 2004 was 31,416. Upon the effective time of the merger, the ESOP will be terminated in accordance with its terms and the ESOP Loan shall become immediately due and payable. The ESOP trustee must repay the ESOP Loan with consideration received from the merger associated with the unallocated shares held in the suspense account. Any remaining consideration from the merger associated with the ESOP's unallocated shares held by the ESOP following the repayment of the ESOP Loan will be re-allocated to the participants' ESOP accounts in accordance with the ESOP's allocation provisions. Following the re-allocation of such consideration and the receipt of a favorable determination letter from the Internal Revenue Service approving the ESOP's termination (if such optional letter is requested by the ESOP's administrator in its discretion) the ESOP's trustee will distribute all remaining assets in the ESOP to participants.

      Set forth below are the number of estimated shares of Heritage common stock (including both the estimated number of shares of Heritage common stock allocated to each executive officer's ESOP account and the estimated number of shares of Heritage common stock in the ESOP suspense account that will be allocated to the executive officer's ESOP account following the re-payment of the ESOP loan) and corresponding amount of cash anticipated to be distributable from the ESOP to the executive officers following the termination of the ESOP and the effective time of the merger:

-----------------------------------------------------------------------------------------------------------------
                                                           Number of Estimated
                                                            Shares of Heritage
                                Number of Estimated          Common Stock in
                                 Shares of Heritage           ESOP Suspense
            Name                    Common Stock                  Account*            Estimated Cash Payment
-----------------------------------------------------------------------------------------------------------------
James C. Champion                        625                        1108                       45,489
-----------------------------------------------------------------------------------------------------------------
John H. Mackey                          1705                        3020                      124,042
-----------------------------------------------------------------------------------------------------------------
Jon D. Patterson                         152                         269                       11,068
-----------------------------------------------------------------------------------------------------------------

* The cash attributable to the estimated number of shares of Heritage Common Stock in the ESOP suspense account that will be allocated to the executive officer's ESOP account following the re-payment of the ESOP loan.

Board of Director's Covenant to Recommend the Merger Agreement

      The merger agreement requires the Heritage Board of Directors to recommend the approval and adoption of the merger agreement by the Heritage stockholders. The Heritage Board of Directors is permitted to withdraw its recommendation to the Heritage stockholders with respect to the merger agreement and the merger only if, after consultation with its outside legal counsel, the Board of Directors determines that such recommendation would be deemed to constitute a breach of their fiduciary duties under applicable Delaware law.

Conditions to the Merger

      Completion of the merger is subject to the satisfaction of conditions set forth in the merger agreement or, to the extent permitted by law, the waiver of those conditions by the party entitled to do so, at or before the effective time of the merger.

      Each of the parties' obligations to complete the merger is subject to the following conditions:

      o all regulatory, governmental or third party approvals, waivers, clearances, authorizations, and consents required to complete the transactions contemplated by the merger agreement shall have been obtained without any terms or condition which, HGroup's Board reasonably determines in good faith, would materially impair the value of Heritage and Heritage Bank to HGroup, all conditions of such approvals and consents shall have been satisfied and all waiting periods in respect thereof shall have expired;

      o all corporate action necessary to authorize the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby shall have been duly and validly taken by Heritage and HGroup, including approval by the requisite vote of the stockholders of Heritage of the merger agreement;

      o no order, judgment or decree shall be outstanding against HGroup or Heritage or a third party that would prevent completion of the merger; no suit, action or other proceeding shall be pending or threatened by any governmental body or pending before any court or governmental agency which seeks to restrain or prohibit the merger or to obtain other substantial monetary or other relief against HGroup or Heritage;

      o no governmental agency shall have notified HGroup or Heritage that it intends to commence proceedings to restrain or prohibit the transactions contemplated in the merger agreement or force rescission, unless such governmental agency withdraws such notice and abandons any such proceedings prior to the closing of the merger;

      o the representations and warranties of each party will be true and correct in all material respects as of the date of the merger agreement, and as of the closing date of the merger; except as to any representation or warranty which specifically related to an earlier date, and

      o each party will have performed all obligations and shall have duly performed and complied in all material respects with all obligations required to be performed or complied by it prior to or at the closing date.

      The obligations of HGroup to complete the merger are also conditioned upon the satisfaction or waiver of each of the following:

      o each director and executive officer shall have executed and delivered a stockholder agreement;

      o HGroup shall have received evidence satisfactory to it that Heritage has obtained the consents and approvals previously disclosed to HGroup except for those consents and approvals of which HGroup has identified in writing to Heritage that it will not require receipt;

      o the aggregate number of dissenting shares shall not represent 20% or more of the outstanding shares of Heritage common stock; and

      o there shall have occurred no change in the business or financial condition of Heritage or Heritage Bank since the date of the merger agreement, and there shall not have occurred any claims (whether or not asserted in litigation) which in either case has, or reasonably could be expected to have a material adverse effect on the financial condition, results of operations or business of Heritage and its subsidiaries, taken as a whole, or on the ability of Heritage and Heritage Bank to consummate the merger.

      The obligations of Heritage to complete the merger are also conditioned upon the satisfaction or waiver of the following:

      o Heritage, as the surviving corporation, shall have expressly assumed the obligations of Heritage under certain Change of Control Agreements dated as of October 30, 2003, as amended, between Heritage, Heritage Bank and John H. Mackey, Jon D. Patterson and James C. Champion. See "--Interests of Certain Person in the Merger
            - Change of Control Agreements" on page 39.

Representations and Warranties of Heritage and HGroup

      Heritage and HGroup each has made representations and warranties to the other with respect to, among other things:

      o corporate organization, good standing, corporate power and similar corporate matters;

      o authorization, execution, delivery and performance and the enforceability of the merger agreement and the absence of violations;

      o     pending or threatened legal proceedings;

      o     the truth and accuracy of information included in this document; and

      o     broker's fees.

      Heritage also made additional representations and warranties to HGroup with respect to the following:

      o     its capitalization;

      o filings with the Securities and Exchange Commission and the absence of undisclosed liabilities;

      o     absence of certain changes or events;

      o     the filing of tax returns and the payment of taxes;

      o     employee benefit plans and the administration of these plans;

      o     labor matters;

      o filings with the Office of Thrift Supervision and the Texas Savings and Loan Department and other banking regulatory matters;

      o     compliance with applicable laws;

      o     deposit insurance;

      o     certain contracts;

      o     ownership of properties and insurance;

      o     environmental matters;

      o     allowances for loan losses and real estate owned;

      o     loans and nonperforming and classified assets;

      o     intellectual property;

      o     fiduciary accounts;

      o     books and records;

      o     transactions with affiliates; and

      o required vote of Heritage stockholders; inapplicability of anti-takeover statutes; and receipt of fairness opinion by Heritage.

      HGroup also made additional representations and warranties to Heritage with respect to the following:

      o     ability to pay merger consideration; and

      o the accuracy of HGroup's summary business plan for the operation of Heritage and Heritage Bank after the effective time of the merger.

Conduct of the Business Pending the Merger and Certain Covenants

      The merger agreement contains covenants of Heritage pending the completion of the merger, including covenants regarding the conduct of Heritage's business. These covenants are briefly described below.

      Heritage has agreed that it will, and will cause Heritage Bank to, conduct their respective businesses and engage in transactions permitted under the terms of the merger agreement only in the ordinary course and consistent with past practice and use reasonable efforts to preserve their business organization, keep available the services of their employees, and preserve the goodwill of their customers and others with whom business relationships exist.

      Further, except as otherwise provided in the merger agreement, during the period from January 14, 2004, the date of the merger agreement, to the completion of the merger, Heritage has agreed that it will not and will not permit Heritage Bank to take certain actions unless permitted by HGroup or permitted to or required by the merger agreement. These include:

      o amend or change any provision of their certificates of incorporation, charter or bylaws;

      o except for the exercise of Heritage's options, (1) change the number of shares of its authorized or issued capital stock, (2) issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Heritage, or any securities convertible into shares of such capital stock, or (3) split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

      o declare, set aside or pay any dividend or other distribution in respect of its capital stock;

      o hire any person as an employee of Heritage or any of its subsidiaries or promote any employee, except (1) to satisfy contractual obligations existing as of the date of the merger agreement and previously disclosed to HGroup, and (2) persons hired to fill any vacancies on or after the date of the merger agreement and whose employment is terminable at the will of Heritage or a subsidiary of Heritage, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $70,000;

      o (1) grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of Heritage or Heritage Bank in effect on the date of the merger agreement and previously disclosed to HGroup), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers, employees; or (2) award any increase in compensation or benefits to its directors, officers or employees except for salary increases and bonuses payable in the ordinary course of business and consistent with past practices; provided that any increase in compensation shall not result in any director, officer or employee having an annual total compensation package greater than $70,000;

      o (1) enter into or modify any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of Heritage's directors, officers or employees, other than certain changes as may be required by law or the merger agreement; or (2) make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice or as may be required by law;

      o except as previously disclosed to HGroup, purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

      o enter into any new capital commitments or make any capital expenditures in excess of $5,000 each, other than pursuant to binding commitments existing on the date of the merger agreement;

      o except as previously disclosed to HGroup, file any applications or make any contract with respect to branching or site location or relocation;

      o (1) make any material change in its accounting methods or practices, other than changes required by changes in laws or regulations or generally accepted accounting principles, or (2) change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

      o change in any material respect its lending, investment, deposit or asset and liability management or other banking and operating policies except as may be required by applicable law or regulations;

      o enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other derivatives contract that is not included on its balance sheet (including various combinations thereof);

      o (1) incur any liability for borrowed funds (other than (i) in the case of deposits, federal funds purchased and securities sold under agreements to repurchase or (ii) Federal Home Loan Bank borrowings having a term to maturity of less than six months, in each case in the ordinary course of business); or (2) place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions set forth in the merger agreement;

      o acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

      o except for actions with respect to the maintenance of deposit accounts and transactions in the ordinary course related thereto, engage in any transaction with an "affiliate," as defined in the merger agreement;

      o discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

      o make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit other than single-family residential loans having a principal balance less than $350,000, without HGroup's prior written consent (except for any loan made by Heritage Bank which is pre-committed to a secondary market investor);

      o originate, renew or modify any commercial business loan, multi-family residential loan, or commercial real estate loan in excess of $350,000 without HGroup's prior written consent (which approval shall not be unreasonably withheld and provided that HGroup must respond to a request from Heritage within 24 hours of receipt of any such request (except to the extent a response would be required from HGroup on a day that is not a business day, in which case such response shall be due by 5:00 CST on the next following business day), provided that if HGroup fails to notify Heritage within such time period, HGroup shall be deemed to have consented to such request);

      o enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

      o invest in any investment securities other than United States government agencies with a term of one year or less or federal funds;

      o take any action that would result in any of its representations and warranties contained in the merger agreement not being true and correct in any material respect at the effective time of the merger; or

      o     agree to do any of the foregoing.

No Solicitation

      The merger agreement provides that neither Heritage, Heritage Bank nor any of their respective officers or directors shall, and that Heritage shall direct and use its best efforts to cause their employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with any person, or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an acquisition proposal. The term "acquisition proposal" is defined in the merger agreement as any merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of Heritage or more than 9.9% of the outstanding equity securities of Heritage or Heritage Bank.

      The merger agreement allows Heritage to furnish information to, engage in negotiations and discussions with, any person that makes an unsolicited bona fide written proposal for an acquisition proposal, and to recommend such acquisition proposal to the stockholders of Heritage, if and only to the extent that:

      o the Heritage Board of Directors determines in good faith (1) after consultation with outside legal counsel that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law, and (2) to the extent Heritage's Board is making a recommendation on such acquisition proposal to its stockholders, after consultation with its financial advisor and after taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, that the proposal is reasonably likely to be completed and result in a proposal that is more favorable to Heritage stockholders from a financial point of view than the merger with HGroup (a "superior proposal"); and

      o prior to furnishing any information to that person, Heritage has entered into a confidentiality agreement.

      Heritage is required to, and to cause Heritage Bank to, promptly notify HGroup if Heritage receives any inquiries, proposals, offers, requests for information, or is asked to initiate or continue with an acquisition proposal.

Indemnification; Directors' and Officers' Insurance

      From and after the effective time of the merger through the fifth anniversary of the effective time of the merger, Heritage, as the surviving corporation, will indemnify and hold harmless each present and former director, officer and employee of Heritage and its subsidiaries determined as of the effective time against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent to which they were entitled under Delaware law, Heritage's and its subsidiaries' charter documents and bylaws as in effect on the date of the merger agreement and all rights to indemnification in respect to any claim asserted or made within the five year period will continue until the final disposition of such claim.

      The merger agreement further provides that for three years after the effective time of the merger, the surviving corporation will maintain directors' and officers' liability insurance for "claims," as defined in the merger agreement, occurring at or prior to the effective time of the merger covering each present and former director, officer and employee of Heritage and its subsidiaries determined as of the effective time. The annual cost of such insurance coverage shall not exceed 150% of Heritage's and Heritage Bank's current premium level. Also see, "--Interests of Certain Person in the Merger - Indemnification; Directors' and Officers' Insurance" on page 40.

Employee Benefit Matters

      The merger agreement provides that as soon as administratively practicable after the effective time of the merger, the surviving corporation shall take all reasonable action so that employees of Heritage and its subsidiaries who remain employed by the surviving corporation after the effective time of the merger will be entitled to participate in each employee benefit plan, program or arrangement of the surviving corporation of general applicability that are available to employees performing similar services for the surviving corporation. Continuing employees will receive credit for years of service with Heritage or its subsidiaries for purposes of determining eligibility for participation, vesting and other benefits, but not for purposes of benefit accrual or pension benefits.

      The merger agreement further provides that at and following the effective time of the merger, the surviving corporation shall honor, and the surviving corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Heritage and its subsidiaries existing as of the effective date as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of Heritage or its subsidiaries which have been previously disclosed to HGroup.

      The merger agreement also provides that when employees of Heritage and its subsidiaries are eligible to participate in a medical, dental or health plan of the surviving corporation, the surviving corporation shall cause each plan to
(1) waive any preexisting condition limitations to the extent such conditions are covered under the applicable plan of the surviving corporation, (2) provide full credit for any deductibles, co-payments and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (3) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the effective time of the merger to the extent such employee had satisfied any similar limitation or requirement under an analogous plan prior to the effective time of the merger.

Termination of the Merger Agreement

      The merger agreement may be terminated, and the transaction contemplated hereby may be abandoned at any time prior to the effective time of the merger:

      o by the mutual consent of HGroup and Heritage if the Board of Directors of each so determines by a majority vote of the members of its entire Board.

      o if a majority of the terminating party's Board of Directors determines that the other party has breached its representations, warranties, covenants or other agreements contained in the merger agreement and the breach is not cured within 30 days of the terminating party giving notice of the breach to the other party and which breach would reasonably be expected, individually or in the aggregate with other breaches, to result in a material adverse effect with respect to the other party;

      o if a majority of the terminating party's Board of Directors determines that the merger will not be completed by August 10, 2004 as a result of failure of a condition precedent to closing, and such failure has not been caused by the knowing action or inaction of the party seeking termination of the merger agreement;

      o if a majority of the terminating party's Board of Directors determines that a governmental authority has issued a final nonappealable action denying the consummation of the merger and the other transactions contemplated by the merger agreement or an application for approval of the merger and the other transactions contemplated by the merger agreement has been permanently withdrawn at the request of a governmental agency; or

      o if Heritage's stockholders do not approve the merger agreement and the merger.

      HGroup may terminate the merger agreement without the consent of Heritage if:

      o at any time prior to the special meeting, Heritage breaches its obligations regarding the non-solicitation of transactions, the Heritage Board of Directors fails to recommend to its stockholders the approval of the merger agreement and the transactions contemplated in the merger agreement, or Heritage fails to call, give notice of, convene and hold the special meeting of its stockholders; or

      o if a tender offer or exchange offer for 20% or more of the outstanding shares of Heritage is commenced and the Heritage Board of Directors does not recommend that the Heritage stockholders reject such offer within ten business days after the commencement of such offer or recommends that the Heritage stockholders tender their shares in such tender or exchange offer.

      Heritage may terminate the merger agreement without the consent of HGroup if:

      o the Heritage Board of Directors has approved a superior proposal (as defined in the merger agreement), provided that Heritage gives HGroup proper notice of the acceptance of a superior proposal and HGroup does not make an offer to Heritage that Heritage's Board determines in good faith is as at least as favorable as the superior proposal.

Effect of Termination and Abandonment and Termination Fees

      If the merger agreement is terminated and the merger is abandoned, no party will have any liability or further obligation to the other party except with respect to termination and other fees and survivability of the representations, warranties and covenants in the merger agreement.

      The parties agreed to pay to each other a fee of $350,000 if the merger agreement is terminated under certain circumstances. The following conditions give rise to the payment of such fee:

      o if HGroup terminates the merger agreement due to a breach of a representation, warranty, covenant or undertaking made by Heritage in the merger agreement (other than a breach resulting from event(s) or circumstance(s) occurring or arising after the date of the merger agreement and such breach was outside the control of Heritage or Heritage Bank) Heritage shall be liable to HGroup for $350,000;

      o if Heritage terminates the merger agreement due to a breach of a representation, warranty, covenant or undertaking made by HGroup in the merger agreement (other than a breach resulting from event(s) or circumstance(s) occurring or arising after the date of the merger agreement and such breach was outside the control of HGroup), HGroup shall be liable to Heritage for $350,000; and

      o if either HGroup or Heritage terminates the merger agreement due to a failure to receive all requisite regulatory approvals and such failure relates solely to facts or circumstances relating to HGroup or HGroup's business plan submitted to such regulatory agencies, HGroup shall be liable to Heritage for $350,000.

      In addition, under the merger agreement Heritage may be required to pay a termination fee in the amount of $1.0 million to HGroup if the merger agreement is terminated under specified circumstances. The following conditions give rise to the payment of the termination fee:

      o if Heritage terminates the merger agreement because it has approved a superior proposal;

      o HGroup terminates the merger agreement for any of the following reasons:

            o the Heritage Board of Directors has withdrawn, modified, changed or failed to make its recommendation of the merger agreement in a manner adverse to HGroup;

            o the Heritage Board of Directors fails to call, give notice of, convene and hold a special meeting of the Heritage stockholders for the purpose of approving and adopting the merger agreement and the merger;

            o a tender offer or exchange offer for 20% or more of the outstanding shares of Heritage common stock is commenced and the Heritage Board of Directors recommends that the Heritage stockholders tender their shares in such tender offer or exchange offer or fails to recommend that Heritage stockholders reject such tender offer or exchange offer within 10 business days after the commencement thereof;

            o Heritage has taken an action in breach of its obligations regarding the non-solicitation of transactions; or

            o     If Heritage or HGroup terminates the merger agreement due to
                  (i) a failure to consummate the merger by August 10, 2004 or
                  (ii) a failure to obtain the approval of the merger from the Heritage stockholders, and (iii) Heritage enters into an agreement with respect to an acquisition proposal or consummates a transaction which is the subject of an acquisition proposal (in each case after Heritage's public announcement other communication or acknowledge or its senior management or Board of an acquisition proposal) prior to the taking of the vote of the Heritage stockholders or August 10, 2004, as the case may be, the Heritage shall pay to HGroup $1.0 million on the date of the execution of such agreement or consummation of a transaction which is the subject of an acquisition proposal; provided, however, that if the date of the execution of such agreement is after 12 months but within 18 months after such termination of the merger agreement, Heritage will pay HGroup the $1.0 million fee only upon the consummation of the transaction which is the subject of an acquisition proposal, regardless of whether such consummation occurs within 18 months after the termination of the merger agreement.

      Any payment of the $350,000 to HGroup from Heritage under the above specified circumstances will be without prejudice to any other rights or remedies available to HGroup. However, Heritage shall not be liable to HGroup under the above specified circumstances for more than $1.0 million. Nothing in the merger agreement shall limit the right of HGroup, Heritage or Heritage Bank to recover any liabilities or damages arising out of a breach by the other party of any provisions of the merger agreement, regardless of whether such breach was outside the control of the breaching party.

Regulatory Approvals

      In connection with the merger, Heritage and HGroup will be required to make a number of filings with and obtain a number of written approvals from various federal and state governmental agencies, including:

      o filing of a certificate of merger with the Delaware Secretary of State in accordance with the Delaware General Corporation Law after the approval of the merger agreement by Heritage stockholders; and

      o filing applications for approval of the acquisition of Heritage by HGroup with the Office of Thrift Supervision and the Texas Savings and Loan Department.

      Each of these regulatory filings will be submitted to the appropriate regulator. Although we do not know of any reason why we would not obtain these regulatory approvals in a timely manner, we cannot be certain of when we will obtain them or that we will be able to obtain them.

Expenses

      The merger agreement provides that each party will bear its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, provided that Heritage and HGroup shall each pay one-half of all expenses of printing this proxy statement, and provided that neither HGroup's nor Heritage's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of the merger agreement shall be limited.

Waiver; Amendment

      Prior to the effective time of the merger, any provision of the merger agreement may be

      o     waived by the party benefited by the provision, or

      o amended or modified at any time, by an agreement in writing between HGroup and Heritage executed in the same manner as the merger agreement.

      However, after any approval of the merger agreement by the stockholders of Heritage, there may not be, without further approval of those stockholders, any amendment to the merger agreement.

Interests of Certain Persons in the Merger

      Some of Heritage's management and Board of Directors may have interests in the merger that are in addition to or different from the interests of Heritage's stockholders. Heritage's Board of Directors was aware of these interests and considered them in approving the merger agreement. As described below, these individuals have entered into agreements that will, effective upon the completion of the merger, provide for certain benefits.

      Change of Control Agreements

      The merger agreement requires that Heritage, as the surviving corporation, expressly assume the obligations of Heritage under change of control agreements, as amended, between Heritage, Heritage Bank and each of John H. Mackey, Jon D. Patterson, and James C. Champion. The merger will be a change of control of Heritage as defined in the change of control agreements.

      o Under the terms of Mr. Mackey's change of control agreement, as amended, Mr. Mackey will be entitled to receive $300,000 in cash, less any balance in his Executive Participant Account (as defined in Section 1.39 of the ESOP), and upon execution of a separation agreement, Mr. Mackey will be entitled to a cash amount equal to $128,000.

      o Under the terms of Mr. Patterson's change of control agreement, as amended, he will be entitled to receive $140,000 in cash, less any balance in his Executive Participant Account (as defined in Section
            1.39 of the ESOP). In addition, if within two years following the consummation of the merger, Mr. Patterson's employment with Heritage, as the surviving corporation, is terminated by Heritage, as the surviving corporation, without cause (as defined in the change of control agreement) or by Mr. Patterson for good reason (as defined in the change of control agreement), then upon execution of a separation agreement, Mr. Patterson shall be entitled to receive a cash severance amount equal to two times his base salary in cash. If, however, such termination of employment occurs after two years following the consummation of the merger, Mr. Patterson shall be entitled to receive a cash severance amount equal to 25% of his base salary.

      o Under the terms of Mr. Champion's change of control agreement, as amended, he will be entitled to receive $150,000 in cash, less any balance in his Executive Participant Account (as defined in Section
            1.39 of the ESOP). In addition, if within two years following the consummation of the merger, Mr. Champion's employment with Heritage, as the surviving corporation, is terminated by Heritage, as the surviving corporation, without cause (as defined in the change of control agreement) or by Mr. Champion for good reason (as defined in the change of control agreement), then upon execution of a separation agreement, Mr. Champion shall be entitled to receive a cash severance amount equal to two times his base salary in cash. If, however, such termination of employment occurs after two years following the consummation of the merger, Mr. Champion shall be entitled to receive a cash severance amount equal to 25% of his base salary.

      Any payment made pursuant to a change of control agreement is subject to reduction where such payment would constitute a "parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended. The amendments to the Change of Control Agreement will become effective only upon consummation of the merger. The Change of Control Agreement and Amendment No. 1 to Change of Control Agreement for each of Messrs. Mackey, Patterson and Champion are attached to this proxy statement as Appendix E-1, Appendix E-2, and Appendix E-3, respectively.

      Indemnification; Directors' and Officers' Insurance

      Heritage, as the surviving corporation, will, for a period of five years following the merger, indemnify the past and present officers, directors and employees of Heritage and its subsidiaries to the fullest extent permitted under Delaware law, Heritage's and its subsidiaries' charter documents and bylaws for serving in their capacities as such, and has agreed to maintain their directors' and officers' liability insurance coverage for three years following the merger. See " --Indemnification; Directors' and Officers' Insurance" on page 35.

Stockholder Agreements

      In connection with the execution of the merger agreement, each of the directors and executive officers of Heritage entered into a stockholder agreement with HGroup. Under these agreements, these individuals agreed to vote all of their shares of Heritage common stock in favor of the merger and merger agreement. Pursuant to these agreements, these individuals also agreed not to sell, transfer or otherwise dispose of their shares of Heritage common stock prior to the special meeting called to approve and adopt the merger and the merger agreement, except for transfers in limited circumstances. These agreements will remain in effect until the earlier of the termination of the merger agreement in accordance with its terms or the mutual written consent of the parties to the stockholder agreement. As of January 14, 2004, these individuals owned directly or indirectly, in the aggregate, 95,241 shares or 20% of the issued and outstanding Heritage common stock. The stockholder agreement is attached to this proxy statement as Appendix D.

Material Federal Income Tax Consequences of the Merger

      The following discussion is a general summary of the material United States federal income tax consequences of the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended, final and temporary regulations promulgated by the United States Treasury Department, judicial authorities and current rulings and administrative practice of the Internal Revenue Service, as currently in effect, all of which are subject to change at any time, possibly with retroactive effect. This discussion assumes that you hold Heritage common stock as a capital asset and does not address all aspects of federal income taxation that might be relevant to you in light of your circumstances, such as if you are a foreign person, a dealer in securities, a regulated investment company, an insurance company, a bank or other financial institution, a tax-exempt organization, a pass-through entity, a taxpayer who holds Heritage common stock as part of a "straddle," "hedge" or "conversion transaction" or who has a "functional currency" other than United States dollars or an individual person who has received Heritage common stock as compensation or otherwise in connection with the performance of services. Further, this discussion does not address state, local or foreign tax consequences of the merger.

      The receipt of cash in exchange for shares of Heritage common stock in the merger will generally be a taxable transaction for federal income tax purposes. Your gain or loss per share will be equal to the difference between the per share cash consideration and your adjusted tax basis per share in Heritage common stock. Your gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if you have held Heritage common stock for more than 12 months prior to the merger. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 15%. Capital losses are subject to limitations.

      You may be subject to backup withholding at the rate of 28% with respect to payments of cash consideration received pursuant to the merger, unless you
(a) provide a correct taxpayer identification number, or TIN, in the manner required or (b) are a corporation or other exempt recipient and, when required, demonstrate this fact. To prevent the possibility of backup withholding, you must provide the disbursing agent with your correct TIN by completing a Form W-9 or Substitute Form W-9. If you do not provide the disbursing agent with your correct TIN, you may be subject to penalties imposed by the Internal Revenue Service, as well as backup withholding. Any amount withheld will be creditable against your federal income tax liability. Heritage (or its agent) will report to you and the Internal Revenue Service the amount of any "reportable payments," as defined in Section 3406 of the Internal Revenue Code, and the amount of tax, if any, withheld with respect thereto.

      The foregoing discussion of the federal income tax consequences is for general information only. Your particular tax consequences will depend upon the facts and circumstances applicable to you. Accordingly, we urge you to consult your own tax advisor to determine the tax consequences of the merger to you in light of your particular circumstances, including the applicability and effect of state, local, foreign and other tax laws and any possible changes in those laws.

                         DISSENTERS' RIGHTS OF APPRAISAL

      Notwithstanding any provision of the merger agreement to the contrary, any shares of common stock held by a holder who does not vote to approve the merger and complies with all the provisions of Section 262 of the Delaware General Corporation Law concerning the right to dissent from the merger and require payment of fair value shall not be converted into the right to receive the merger consideration pursuant to the merger agreement, but the holder shall only be entitled to the right to receive such consideration as may be determined to be due to such holder pursuant to the Delaware General Corporation Law. If a holder of shares of common stock who demands appraisal of such shares under the Delaware General Corporation Law withdraws his or her demand or fails to perfect or otherwise loses his or her right of appraisal, his or her shares will be deemed to be converted as of the effective time of the merger into the right to receive the merger consideration.

      The following is a summary of the principal provisions of Section 262 and does not purport to be a complete description. A copy of Section 262 is attached to this proxy statement as Appendix C. Failure to take any action required by
Section 262 will result in a termination or waiver of a stockholder's rights under Section 262.

      A stockholder electing to exercise appraisal rights must (a) deliver to Heritage, before the Heritage stockholders vote on the merger agreement, a written demand for appraisal that is made by or on behalf of the person who is the holder of common stock for which appraisal is demanded and (b) not vote in favor of adopting the merger agreement. The demand must be delivered to Heritage Bancshares, Inc. at

102 West High Street, Terrell, Texas 75160, Attention: Secretary. A proxy or vote against adopting the merger agreement does not constitute a demand. A stockholder electing to take such action must do so by a separate written demand that reasonably informs Heritage of the name and mailing address of the holder of record and of such stockholder's intention to demand appraisal of such holder's common stock. Because a proxy left blank will, unless revoked, be voted FOR adoption and approval of the merger agreement, a stockholder electing to exercise appraisal rights who votes by proxy must not leave the proxy blank but must vote AGAINST adoption of the merger agreement or ABSTAIN from voting for or against adoption of the merger agreement, in addition to making a separate demand for appraisal. If the demand is not physically received by Heritage before the special meeting, irrespective of when mailed, then the demand will not be considered mailed.

      Only the holder of record of common stock is entitled to demand appraisal rights for common stock registered in that holder's name. The demand must be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity. If common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record. A holder of record, such as a broker, who holds common stock as nominee for beneficial owners may exercise a holder's right of appraisal with respect to common stock held for all or less than all of such beneficial owners. In such case, the written demand should set forth the number of shares of common stock covered by the demand. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock standing in the name of the holder of record.

      Within 10 days after the effective time of the merger, the surviving corporation will send notice of the effectiveness of the merger to each person who prior to the effective time of the merger satisfied the foregoing conditions. Any stockholder entitled to appraisal rights may, within 20 days after the date of the mailing of the notice, demand in writing from Heritage the appraisal of his or her Heritage shares.

      Within 120 days after the effective time of the merger, the surviving corporation or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the common stock held by all stockholders entitled to appraisal. Heritage does not currently intend to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition to appraise the value of their common stock or that the surviving corporation will initiate any negotiations with respect to the "fair value" of such common stock. Accordingly, holders of common stock should initiate all necessary action to perfect their appraisal rights within the time periods prescribed in Section 262.

      Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of such common stock. The surviving corporation is required to mail such statement within 10 days after it receives a written request to do so, or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

      If a petition for an appraisal is timely filed and a copy is delivered to the surviving corporation, the surviving corporation must then provide the Delaware Court of Chancery with a list of the stockholders who have demanded appraisal rights. After notice to those stockholders, the Court can conduct a hearing to determine the stockholders entitled to appraisal rights. The Court may require stockholders who have demanded payment for their shares to submit their stock certificates to the Court for a notation thereon, and if any stockholder fails to comply with the requirement, the Court may dismiss the proceedings as to such stockholder. At a hearing on the petition, the Court will determine the stockholders entitled to appraisal rights and will appraise the common stock owned by such stockholders, determining its "fair value" exclusive of any element of value arising from the accomplishment or expectation of the merger and will determine the amount of interest, if any, to be paid upon the value of the common stock of the stockholders entitled to appraisal. Any such judicial determination of the "fair value" of common stock could be based upon considerations other than or in addition to the price paid in the merger and the market value of common stock, including asset values, the investment value of the common stock and any other valuation considerations generally accepted in the investment community. The value so determined for common stock could be more than, less than or the same as the consideration paid pursuant to the merger agreement. The Court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all common stock entitled to appraisal.

      Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to dividends or other distributions on that common stock (other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time of the merger).

      Holders of common stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if a stockholder delivers to the surviving corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger requires the surviving corporation's written approval. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger agreement.

      If an appraisal proceeding is timely instituted, such proceeding may not be dismissed without the approval of the Delaware Court of Chancery as to any stockholder who has perfected a right of appraisal.

      Failure by the stockholder to take any required step to perfect appraisal rights may result in termination of the appraisal rights. Because the appraisal provisions of the Delaware General Corporation law are so complex, stockholders who are considering exercising their appraisal rights under Section 262 should consult with their legal advisors.

      The merger agreement requires that Heritage give HGroup prompt notice of any demands for appraisal of any shares of common stock received by Heritage and of any withdrawals of such demands and any other instruments provided pursuant to the Delaware General Corporation Law. The merger agreement further provides that any payments made in respect of dissenting shares will be made by HGroup.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Due to the contemplated consummation of the merger, Heritage does not currently expect to hold a 2004 Annual Meeting of Stockholders, as Heritage common stock will not be publicly traded after the merger. If the merger is not consummated and after June 6, 2004, we subsequently call an annual meeting to elect directors, we will announce the deadline for receipt of a stockholder proposal for the annual meeting within a reasonable time before we begin to print and mail our proxy materials. If such annual meeting is held by June 6, 2004, any proposal that a stockholder wished to have included in the proxy solicitation materials to be used in connection with such meeting, must have been received at the office of Heritage no later than December 9, 2003. No proposals were received by Heritage.

      Stockholder proposals that are not submitted for inclusion in Heritage's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of Heritage's Amended and Restated Bylaws, which provides that to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or
(b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of Heritage. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of Heritage not later than 120 days prior to the anniversary date of the mailing of proxy materials by Heritage in connection with the immediately preceding annual meeting of stockholders of Heritage, or not later than December 9, 2003 in connection with the next annual meeting of stockholders of Heritage. A stockholder's notice must set forth, as to each matter the stockholder proposes to bring before an annual meeting, (a) a description of the business desired to be brought before the annual meeting and
(b) certain other information set forth in the Amended and Restated Bylaws.

                       WHERE YOU CAN FIND MORE INFORMATION

      As required by law, Heritage files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information contain additional information about Heritage. You may read and copy any reports, statements or other information Heritage files at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Heritage's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. A copy of Heritage's SEC filings are available without charge to stockholders upon written request addressed to Jon D. Patterson, Secretary, Heritage Bancshares, Inc., 102 West High Street, Terrell, Texas 75160.

      TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING OF STOCKHOLDERS, ANY REQUEST SHOULD BE MADE BY APRIL 22, 2004 (which is five business days before the date of the special meeting).

                                                                     APPENDIX A




                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF JANUARY 14, 2004

                                     BETWEEN

                             HGROUP ACQUISITION CO.

                                       AND

                            HERITAGE BANCSHARES, INC.

                                TABLE OF CONTENTS

ARTICLE I THE MERGER...........................................................1
   1.01   The Merger...........................................................1
   1.02   Effect of the Merger.................................................2
   1.03   Effective Time.......................................................2
   1.04   Modification of Structure............................................2
   1.05   Conversion of Bancshares Common Stock................................3
   1.06   Exchange Procedures..................................................3
   1.07   Withholding Rights...................................................5
   1.08   Dissenting Shares....................................................5
   1.09   Additional Actions...................................................5
ARTICLE II REPRESENTATIONS AND WARRANTIES OF BANCSHARES AND BANK...............6
   2.01   Corporate Organization...............................................6
   2.02   Capitalization.......................................................7
   2.03   Authority; No Violation..............................................7
   2.04   SEC Documents; Undisclosed Liabilities...............................8
   2.05   Information Supplied.................................................9
   2.06   Absence of Certain Changes or Events.................................9
   2.07   Legal Proceedings...................................................10
   2.08   Taxes and Tax Returns...............................................10
   2.09   Employee Benefit Plans..............................................11
   2.10   Labor Matters.......................................................13
   2.11   Regulatory Reports..................................................13
   2.12   Compliance with Applicable Law......................................14
   2.13   Deposit Insurance...................................................14
   2.14   Certain Contracts...................................................14
   2.15   Properties and Insurance............................................15
   2.16   Environmental Matters...............................................16
   2.17   Allowance for Loan Losses and Real Estate Owned.....................18
   2.18   Loans; Nonperforming and Classified Assets..........................18
   2.19   Intellectual Property...............................................18
   2.20   Fiduciary Accounts..................................................18
   2.21   Books and Records...................................................19
   2.22   Broker Fees.........................................................19
   2.23   Transactions with Affiliates........................................19
   2.24   Required Vote; Inapplicability of Antitakeover Statutes;
          Fairness Opinion....................................................19
   2.25   Disclosures.........................................................19
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR........................20
   3.01   Corporate Organization..............................................20
   3.02   Authority; No Violation.............................................20
   3.03   Ability to Pay Merger Consideration.................................21
   3.04   Legal Proceedings...................................................21
   3.05   Broker Fees.........................................................21

   3.06   Certain Information.................................................21
   3.07   [Business Plan......................................................21
   3.08   Disclosures.........................................................22
ARTICLE IV COVENANTS OF THE PARTIES...........................................22
   4.01   Conduct of the Business of Bancshares and the Bank..................22
   4.02   Negative Covenants..................................................22
   4.03   No Solicitation.....................................................25
   4.04   Current Information.................................................26
   4.05   Access to Properties and Records; Confidentiality...................26
   4.06   Regulatory Matters..................................................27
   4.07   Approval of Stockholders............................................27
   4.08   Further Assurances..................................................28
   4.09   Disclosure Supplements..............................................28
   4.10   Public Announcements................................................28
   4.11   Failure to Fulfill Conditions.......................................28
   4.12   Indemnification.....................................................28
   4.13   Insurance...........................................................29
   4.14   Benefit Plans.......................................................30
ARTICLE V CLOSING CONDITIONS..................................................31
   5.01   Conditions to the Obligations of Acquiror Under This Agreement......31
   5.02   Conditions to the Obligations of Bancshares and the Bank Under
          this Agreement......................................................33
ARTICLE VI TERMINATION........................................................34
   6.01   Termination.........................................................34
   6.02   Effect of Termination and Abandonment...............................36
ARTICLE VII MISCELLANEOUS.....................................................38
   7.01   Survival............................................................38
   7.02   Waiver; Amendment...................................................38
   7.03   Expenses............................................................38
   7.04   Notices.............................................................38
   7.05   Parties in Interest.................................................40
   7.06   Complete Agreement..................................................40
   7.07   Counterparts........................................................40
   7.08   Governing Law.......................................................41
   7.09   Headings............................................................41

EXHIBIT A     Form of Stockholder Agreement
EXHIBIT B     Form of Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of January 14, 2004 ("Agreement"), between HGROUP ACQUISITION CO. ("Acquiror"), a Delaware corporation, and HERITAGE BANCSHARES, INC. ("Bancshares"), a Delaware corporation.

                                   WITNESSETH:

      WHEREAS, the Boards of Directors of Acquiror and Bancshares have determined that it is in the best interests of their respective stockholders to consummate the business combination transactions provided for herein; and

      WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

      WHEREAS, as a condition to the willingness of Acquiror to enter into this Agreement, the directors and executive officers of Bancshares (the "Bancshares Stockholders") are concurrently entering into a Stockholder Agreement with Acquiror (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such directors agree to vote their shares of Bancshares Common Stock (as defined below) in favor of this Agreement and the transactions contemplated hereby.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.01 The Merger.

            (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Acquiror shall merge with and into Bancshares (the "Merger") in accordance with the applicable provisions of federal law and
Section 251 of the Delaware General Corporation Act (the "DGCL"), the separate corporate existence of Acquiror shall cease and Bancshares shall survive and continue to exist as a registered savings and loan holding company (Bancshares, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

            (b) Name. The name of the Surviving Corporation shall be "Heritage Bancshares, Inc.".

            (c) Certificate of Incorporation and Bylaws. The Certificate of Incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the Certificate of Incorporation and the Bylaws of Acquiror as in effect immediately prior to the Merger except that Article I thereof shall be amended to read in its entirety as follows: "The name of the Corporation is Heritage Bancshares, Inc.".

            (d) Directors and Officers. As of the Effective Time, the directors and officers of Acquiror shall become the directors and officers of the Surviving Corporation and the directors (including biographical information for such persons) of the Surviving Corporation are listed in the Summary Business Plan of the Acquiror as set forth in the Acquiror Disclosure Memorandum (as defined in Article III). Any director of Bancshares and/or Heritage Bank, SSB, a Texas chartered stock savings bank and wholly-owned subsidiary of Bancshares (the "Bank"), that will not be a director of the Surviving Corporation after the Effective Time shall resign as of the Effective Time.

            (e) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Certificate of Incorporation of the Acquiror immediately prior to the Merger.

      1.02 Effect of the Merger. At the Effective Time (as defined in Section
1.03 hereof), the effect of the Merger shall be as provided in accordance with federal law and regulation and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquiror shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Acquiror shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

      1.03 Effective Time. The Merger shall become effective upon the occurrence of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, unless a later date and time is specified as the effective time in such Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., no later than the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of Acquiror or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Acquiror and Bancshares the certificates and other documents required to be delivered under Article V hereof.

      1.04 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Acquiror, with the prior written consent of Bancshares, which consent shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal income tax consequences to the stockholders of Bancshares as a result of such modification, (ii) the consideration to be paid to holders of Bancshares Common Stock (as defined below) under this Agreement is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

      1.05 Conversion of Bancshares Common Stock. As of the Effective Time,

            (a) each share of Acquiror common stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be automatically converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation, and

            (b) each share of common stock, par value $0.01 per share, of Bancshares (the "Bancshares Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares (i) as to which dissenters' rights have been asserted and duly perfected in accordance with the DGCL ("Dissenting Shares"), and (ii) held by Bancshares (including treasury shares) or Acquiror shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and by operation of law be converted into and represent the right to receive from Acquiror, cash in the amount of $26.25, as adjusted pursuant to Section 1.05(c) (the "Merger Consideration"). The aggregate consideration to be paid for the conversion of all outstanding shares of Bancshares Common Stock is hereinafter referred to as the "Aggregate Merger Consideration."

            (c) The Aggregate Merger Consideration shall be reduced by the amount by which $200,230 exceeds the sum of (i) the amount of the combined balances in John H. Mackey's, Jon D. Patterson's and James C. Champion's respective Executive Participant's Accounts (as such term is defined in Section
1.39 of the Heritage Bancshares, Inc. Employee Stock Ownership Plan) and (ii) the amount of the aggregate deferred gains (calculated on a pre-tax book value basis) from the sale of lots owned by TFS Investment Corporation ("TFS") which are realized during the period from the date hereof until the Effective Time. The per share adjustment to the Merger Consideration will be equal to reduction in the Aggregate Merger Consideration as outlined above, if any, divided by the number of shares of Bancshares Common Stock issued and outstanding immediately prior to the Effective Time.

      1.06 Exchange Procedures.

            (a) On the date hereof, Acquiror has deposited cash in an amount equal to $350,000.00 (the "Escrow Amount") in trust with Texas Capital Bank, National Association (the "Escrow Agent") pursuant to an escrow agreement in the form of Exhibit B (the "Escrow Agreement"). At the Effective Time, (i) pursuant to the Escrow Agreement the Escrow Agent shall deposit the Escrow Amount in trust with an exchange agent designated by Acquiror and reasonably acceptable to Bancshares (the "Exchange Agent"), and (ii) Acquiror shall deposit cash in an amount equal to the Aggregate Merger Consideration, less the Escrow Amount, in trust with the Exchange Agent. No later than three (3) business days following the Effective

Time, Acquiror shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Bancshares Common Stock a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Bancshares Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Bancshares Common Stock in exchange for the consideration set forth in Section 1.05 hereof deliverable in respect thereof pursuant to this Agreement. Within three (3) business days following receipt of surrendered certificates and a properly completed letter of transmittal, the Exchange Agent shall deliver the Merger Consideration to each former Bancshares stockholder. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.

            (b) Each outstanding certificate which prior to the Effective Time represented Bancshares Common Stock (other than Dissenting Shares) and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence the right to receive the Merger Consideration. After the Effective Time, there shall be no further transfer on the records of Bancshares of certificates representing shares of Bancshares Common Stock and if such certificates are presented to Bancshares for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided.

            (c) Acquiror shall not be obligated to deliver the Merger Consideration to which a holder of Bancshares Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Bancshares Common Stock for exchange as provided in this Section 1.06, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Acquiror. If payment of the Merger Consideration is to be made in a name other than that in which the certificate evidencing Bancshares Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such payment pay to the Exchange Agent in advance, any transfer or other tax required by reason of the payment in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (d) Any portion of the Merger Consideration delivered to the Exchange Agent by Acquiror pursuant to this Section 1.06 that remains unclaimed by the stockholders of Bancshares for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Acquiror. Any stockholders of Bancshares who have not exchanged their shares of Bancshares Common Stock for the Merger

Consideration in accordance with this Agreement shall thereafter look only to Acquiror for the consideration deliverable in respect of each share of Bancshares Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Bancshares Common Stock are not surrendered or the payment for them is not claimed prior to the date on which payment of the Merger Consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Acquiror (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Acquiror and the Exchange Agent shall be entitled to rely upon the stock transfer books of Bancshares to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Acquiror and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

      1.07 Withholding Rights. Acquiror (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Bancshares Common Stock such amounts as Acquiror is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Bancshares Common Stock in respect of which such deduction and withholding was made by Acquiror.

      1.08 Dissenting Shares. Each outstanding shares of Bancshares Common Stock the holder of which has perfected his right to dissent under the DGCL and has not effectively withdrawn or lost such rights as of the Effective Time shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the DGCL. Bancshares shall give Acquiror prompt notice upon receipt by Bancshares of any such written demands for payment of their fair value of such shares of Bancshares Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the DGCL (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"). Any payments made in respect of Dissenting Shares shall be made by Acquiror. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Bancshares Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

      1.09 Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving

Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Bancshares acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Bancshares and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Bancshares or otherwise to take any and all such action.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                  OF BANCSHARES

      References to "Bancshares Disclosure Memorandum" shall mean the disclosure memorandum referred to in this Article II and Article IV hereof, which has been delivered by Bancshares to Acquiror on or prior to the date hereof. Bancshares hereby represents and warrant to Acquiror as follows as of the date hereof:

      2.01 Corporate Organization.

            (a) Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Bancshares has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect (as defined below). Bancshares is a registered savings and loan holding company subject to examination and regulation by the Office of Thrift Supervision (the "OTS"). The Bank is subject to examination and regulation by the Federal Deposit Insurance Corporation (the "FDIC") and the Texas Savings and Loan Department (the "Department"). Section 2.01(a) of the Bancshares Disclosure Memorandum sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Bancshares as in effect on the date hereof.

                  For the purposes of this Agreement, the term "Material Adverse Effect" shall mean any effect that (i) is material and adverse to the financial condition, results of operations or business of Bancshares, the Bank and TFS, considered as one enterprise or (ii) materially impairs the ability of Bancshares and/or the Bank to consummate the transactions contemplated by this Agreement, provided, however, that the term "Material Adverse Effect" shall not be deemed to include (i) the impact of changes in (a) laws, regulations, or policies of any Federal or state court, administrative agency, commission or other governmental authority or interpretations thereof; (b) generally accepted accounting principles, that in each case are generally applicable to the banking industry; or (c) any other matter affecting federally insured depository institutions generally (including their holding companies) including without limitation, changes in general economic conditions and changes in prevailing interest or deposit rates provided any such change does not impact Bancshares and the Bank more adversely than other similarly situated financial institutions; or (ii) actions taken or to be taken by Bancshares or the Bank upon the written request of Acquiror pursuant to this Agreement or in compliance with the terms of this Agreement.

            (b) The only direct or indirect subsidiaries of Bancshares are the Bank and TFS. Section 2.01(b) of the Bancshares Disclosure Memorandum sets forth true and complete copies of the Charter and Bylaws of the Bank as in effect on the date hereof. The Bank (i) is duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has the corporate power and authority to own or lease all of its properties and assets, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Bancshares and the Bank have satisfied in all material respects all commitments, financial or otherwise, as may have been agreed upon with their state and/or federal regulatory agencies. Other than the Bank and TFS and except as set forth in Section 2.01(b) (ii) of the Bancshares Disclosure Memorandum, Bancshares does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

      2.02 Capitalization. The authorized capital stock of Bancshares consists of 1,800,000 shares of Bancshares Common Stock, of which 491,468 are issued and 473,248 outstanding as of the date hereof, and 200,000 shares of preferred stock, of which no shares are issued and outstanding. All issued and outstanding shares of capital stock of Bancshares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Bancshares does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Bancshares or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

      2.03 Authority; No Violation.

            (a) Subject to the approval of this Agreement by the stockholders of Bancshares, Bancshares has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the board of directors of Bancshares (the "Bancshares Board"). Except for the adoption by Bancshares' stockholders of this Agreement, no other corporate proceedings on the part of Bancshares are necessary to consummate the Merger. This Agreement has been duly and validly executed and delivered by Bancshares and constitutes the valid and binding obligation of Bancshares, enforceable against it in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

            (b) None of the execution and delivery of this Agreement by Bancshares, the consummation by Bancshares and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Bancshares and the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation, Charter or Bylaws of Bancshares or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Bancshares or the Bank or any of their respective properties or assets, or (iii) except as disclosed in
Section 2.03(b) of the Bancshares Disclosure Memorandum, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Bancshares or the Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Bancshares or the Bank are a party, or by which any of their respective properties or assets may be bound or affected. Except as set forth in Section 2.03(b) of the Bancshares Disclosure Memorandum and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission (the "SEC"), the OTS, the Department, the FDIC, the Secretary of State of the State of Delaware, and the stockholders of Bancshares, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Bancshares in connection with (a) the execution and delivery of this Agreement by Bancshares and the Bank, and (b) the completion by Bancshares and the Bank of the transactions contemplated hereby.

            (c) Except as disclosed in Section 2.03(c) of the Bancshares Disclosure Memorandum, as of the date hereof, neither Bancshares nor the Bank is aware of any reasons why the consents and approvals set forth above shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated hereby; provided that neither Bancshares nor the Bank makes any representation or warranty as to Acquiror's ability to obtain any necessary consents and approvals.

      2.04 SEC Documents; Undisclosed Liabilities. Bancshares has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2001 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Bancshares included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Bancshares and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, neither Bancshares nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), material for, or which could reasonably be expected to have a material adverse effect on, the business results of operations, assets or financial condition of Bancshares and the Bank taken as a whole.

      2.05 Information Supplied. None of the information supplied by Bancshares for inclusion or incorporation by reference in the proxy statement to be filed by Bancshares in connection with the merger (the "Proxy Statement") will, at the time the proxy statement is first mailed to the stockholders of Bancshares or at the time of the meeting of the stockholders of Bancshares held to vote on approval and adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Bancshares with respect to statements made or incorporated by reference therein based on information supplied by Acquiror for inclusion or incorporation by reference therein.

      2.06 Absence of Certain Changes or Events. Except as set forth in Section
2.06 of the Bancshares Disclosure Memorandum, since September 30, 2003, Bancshares has conducted its business only in the ordinary course, and there has not been (i) any event which has occurred or circumstance which has arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Bancshares' capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any substitution for shares of its capital stock, (iv) (x) any granting by Bancshares or any of its subsidiaries to any executive officer of Bancshares or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of September 30, 2003, (y) any granting by Bancshares or any of its subsidiaries to any such executive officer or any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of September 30, 2003 or (z) any entry by Bancshares or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer,
(v) any damage, destruction or loss, whether or not covered by insurance, that has or could have a Material Adverse Effect, or (vi) any change in accounting methods, principles or practices by Bancshares materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

      2.07 Legal Proceedings. Except as disclosed in Section 2.07 of the Bancshares Disclosure Memorandum, neither Bancshares or the Bank is a party to any, and there are no pending or, to the best knowledge of Bancshares and the Bank, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Bancshares or the Bank. Neither Bancshares nor the Bank is a party to any order, judgment or decree.

      2.08 Taxes and Tax Returns.

            (a) Bancshares and the Bank have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and have duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Acquiror) and (ii) have not finally been determined. Bancshares has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable for periods ending on or prior to the Effective Time, whether or not disputed or accrued. Except as set forth in Section 2.08(a) of the Bancshares Disclosure Memorandum, the federal income tax returns of Bancshares have been audited by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and no deficiencies were asserted as a result of such examination which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Bancshares or the Bank, nor has Bancshares given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

            (b) Except as set forth in Section 2.08(b) of the Bancshares Disclosure Memorandum, Bancshares (i) has not requested any extension of time within which to file any Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of Taxes,
(iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Bancshares (nor does Bancshares have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

            (c) Bancshares and the Bank have made available to Acquirer true and correct copies of the United States federal income tax returns filed by Bancshares and the Bank for each of the three most recent fiscal years for which such returns have been filed.

            (d) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to either Bancshares or the Bank.

            (e) Except as set forth in Section 2.08(e) of the Bancshares Disclosure Memorandum, Bancshares and the Bank do not maintain any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

            (f) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Bancshares.

      2.09 Employee Benefit Plans.

            (a) Section 2.09(a) of the Bancshares Disclosure Memorandum sets forth all benefit and compensation plans, contracts, policies or arrangements covering current or former employees of Bancshares and the Bank (the "Employees") and current or former directors of Bancshares and the Bank including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"). True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided to Acquiror.

            (b) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and Bancshares is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. There is no material pending or, to Bancshares' knowledge, threatened litigation relating to the Benefits Plans. Neither Bancshares nor the Bank has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Bancshares or the Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Bancshares or the Bank with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Bancshares under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither Bancshares nor the Bank has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

            (d) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of Bancshares. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Bancshares nor the Bank has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (e) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

            (f) Neither Bancshares nor the Bank has any obligations for retiree health and life benefits under any Benefit Plan other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. Bancshares or the Bank may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

            (g) Except as set forth in Section 2.09(g) of the Bancshares Disclosure Memorandum, none of the execution of this Agreement, stockholder approval of this Agreement or consummation of the transactions contemplated hereby will (A) entitle any employees of Bancshares or the Bank to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

      2.10 Labor Matters. Neither Bancshares nor the Bank is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Bancshares or the Bank the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Bancshares or the Bank to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving either Bancshares or the Bank pending or, to either Bancshares or the Bank's knowledge, threatened, nor is Bancshares or the Bank aware of any activity involving any of their employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

      2.11 Regulatory Reports.

            (a) Since January 1, 2001, Bancshares and the Bank have duly filed with the OTS or the Department in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Bancshares has delivered or made available to Acquiror accurate and complete copies of such reports. Section 2.11 of the Bancshares Disclosure Memorandum lists all examinations of Bancshares or the Bank conducted by the applicable regulatory authorities since January 1, 2001 and the dates of any responses thereto submitted by Bancshares or the Bank. Except as set forth in Section 2.11 of the Bancshares Disclosure Memorandum, in connection with the most recent examinations of Bancshares or the Bank by the applicable regulatory authorities, neither Bancshares nor the Bank were required to correct or change any action, procedure or proceeding which Bancshares or the Bank believe has not been now corrected or changed as required.

            (b) Neither Bancshares or the Bank nor any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Bancshares Regulatory Authorities"). Bancshares or the Bank have paid all assessments made or imposed by any Bancshares Regulatory Authority.

            (c) Neither Bancshares or the Bank have been advised by, nor do they have any knowledge of facts which could give rise to an advisory notice by, any Bancshares Regulatory Authority that such Bancshares Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

      2.12 Compliance with Applicable Law.

            (a) Bancshares and the Bank are in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

            (b) Bancshares and the Bank have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Bancshares and the Bank, no suspension or cancellation of any of the same is threatened.

            (c) Neither Bancshares nor the Bank is in violation of its Certificate of Incorporation, Charter or Bylaws, or in any material respect of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (each, a "Government Authority") (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court (which is applicable to Bancshares or its subsidiaries), or in default under any order, license, regulation or demand of any governmental agency (which is applicable to Bancshares or its subsidiaries), and neither Bancshares nor the Bank has received any notice or communication from any federal, state or local governmental authority asserting that Bancshares or the Bank is in violation of any of the foregoing.

      2.13 Deposit Insurance. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

      2.14 Certain Contracts.

            (a) Except as disclosed in Section 2.14(a) of the Bancshares Disclosure Memorandum, neither Bancshares nor the Bank is a party to, is bound by, receives, or is obligated to pay benefits under, (i) any agreement, arrangement or commitment, including without limitation, any agreement, indenture or other instrument relating to the borrowing of money by Bancshares or the Bank (other than in the case of deposits, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Bancshares or the Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of Bancshares or the Bank, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance payor otherwise) became or may become due to any director, officer or employee of Bancshares or the Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which Bancshares or the Bank is a party or by which any of the same is bound which limits the freedom of Bancshares or the Bank to compete in any line of business or with any person, or
(vi) any other agreement, arrangement or understanding to which Bancshares or the Bank is a party and which is material to the business, results of operations, assets or financial condition of Bancshares and the Bank taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

            (b) Neither Bancshares nor the Bank is in default or in non-compliance under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

            (c) Neither Bancshares nor the Bank is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on its balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") nor does Bancshares or the Bank own securities that (i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

      2.15 Properties and Insurance.

            (a) All real and personal property owned by Bancshares or the Bank or presently used by them in their respective businesses is in adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Bancshares and the Bank in the ordinary course of business consistent with their past practices. Bancshares and the Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Bancshares' consolidated balance sheet as of June 30, 2003 or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2003), subject to no encumbrances, liens, mortgages, securities interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated balance sheet or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated balance sheet, (ii) statutory liens for current taxes not yet due, (iii) such encumbrances, liens, mortgages, securities interests, pledges and title imperfections that are not in the aggregate material to the business, results of operations, assets or financial condition of Bancshares and the Bank taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Bancshares and the Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Bancshares and the Bank and the consummation of the transactions contemplated hereby will not affect any such right in a way that would have a Material Adverse Effect. Section 2.15(a) of the Bancshares Disclosure Memorandum sets forth an accurate listing of each lease pursuant to which Bancshares or the Bank act as lessor or lessee, including the expiration date and the terms of any renewal options which relate to the same.

            (b) The business operations and all insurable properties and assets of Bancshares and the Bank are insured for its benefit against all risks which, in the reasonable judgment of the management of Bancshares and the Bank, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Bancshares and the Bank adequate for the business engaged in by Bancshares and the Bank. As of the date hereof, neither Bancshares nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in material default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      2.16 Environmental Matters. For purposes of this Agreement, the following terms shall have the indicated meaning:

      "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C.
Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

      "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

      "Loan Portfolio Properties" means those properties which serve as collateral for loans owned by Bancshares or Bank.

      "Other Properties Owned" means those properties owned, leased or operated by Bancshares or the Bank which are not Loan Portfolio Properties.

      (a) Except as set forth in Section 2.16(a) of the Bancshares Disclosure Memorandum, to the knowledge of Bancshares and the Bank, neither Bancshares nor the Bank has been and are not in violation of or liable under any Environmental Law.

      (b) Except as set forth in Section 2.16(b) of the Bancshares Disclosure Memorandum, none of the Other Properties Owned is the subject of liability under, or, to the knowledge of Bancshares and the Bank, has been in violation of, any Environmental Law except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

      (c) Except as set forth in Section 2.16(c) of the Bancshares Disclosure Memorandum, to the knowledge of Bancshares and the Bank, none of the Loan Portfolio Properties has been in violation of, or is the subject of liability under, any Environmental Law except any such violations or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

      (d) Except as set forth in Section 2.16(d) of the Bancshares Disclosure Memorandum, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to the knowledge of Bancshares and the Bank, threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a Material Adverse Effect.

      (e) Section 2.16(e) of the Bancshares Disclosure Memorandum lists (i) any environmental studies which have been undertaken by, or on behalf of, Bancshares or the Bank with respect to the Other Properties Owned and (ii) and correspondence known to Bancshares or the Bank with respect to the Other Properties Owned that related to compliance under Environmental Laws.

      2.17 Allowance for Loan Losses and Real Estate Owned. The allowance for loan losses reflected on Bancshares' consolidated balance sheets included in the consolidated financial statements referred to in Section 2.04 hereof is in the opinion of Bancshares' management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The real estate owned reflected on the consolidated balance sheets included in the consolidated financial statements referred to in Sections
2.04 and 2.05 hereof is carried at the lower of cost or fair value, or the lower of cost or net realizable value, as required by generally accepted accounting principles.

      2.18 Loans; Nonperforming and Classified Assets.

            (a) Each loan, loan commitment, letter of credit or other extension of credit (collectively, "Loans") on the books and records of the Bank was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Bank, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

            (b) Except as set forth in Section 2.18 of the Bancshares Disclosure Memorandum, as of the latest practicable date prior to the date hereof , there are no (i) Loans (A) under the terms of which, the obligor is 60 or more days delinquent in payment of principal or interest, or to the Bank's knowledge, in default of any other material provision thereof; (B) which have been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Bank or an applicable regulatory authority, and (C) with any director, executive officer or five percent or greater shareholder of Bancshares or the Bank, or to the best knowledge of Bancshares or the Bank, any person controlling, controlled by or under common control with any of the foregoing or
(ii) real estate owned or acquired by foreclosure or by deed-in-lieu thereof.

      2.19 Intellectual Property. Bancshares and the Bank own or possess valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their businesses, all of which are set forth in
Section 2.19 of the Bancshares Disclosure Memorandum, and neither Bancshares nor the Bank has received any notice of conflict with respect thereto that asserts the right of others. Each of Bancshares and the Bank has performed all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

      2.20 Fiduciary Accounts. The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. To the knowledge of Bancshares, neither Bancshares nor the Bank, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

      2.21 Books and Records. The books and records of Bancshares and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Bancshares and the Bank.

      2.22 Broker Fees. Except as set forth in Section 2.22 of the Bancshares Disclosure Memorandum, neither Bancshares nor the Bank or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

      2.23 Transactions with Affiliates. Except as set forth in Section 2.23 of the Bancshares Disclosure Memorandum and except for actions with respect to the maintenance of deposit accounts and transactions in the ordinary course related thereto, there are no existing or pending transactions, nor are there any agreements or understandings, with any "Affiliates" of the Bank within the meaning of Section 23A and Section 23B of the Federal Reserve Act ("Affiliates"), relating to, arising from or affecting Bancshares and the Bank, including, without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of Bancshares or the Bank.

      2.24 Required Vote; Inapplicability of Antitakeover Statutes; Fairness Opinion.

            (a) This Agreement and the transactions contemplated hereby are required to be approved on behalf of Bancshares by the affirmative vote of the holders of at least a majority of the outstanding shares of the Bancshares Common Stock.

            (b) Bancshares has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "supermajority," "affiliate transactions," "business combination" or other state antitakeover laws and regulations.

            (c) Bancshares has received a written opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof with respect to the fairness of the Merger Consideration to be received by the stockholders of Bancshares pursuant to this Agreement from a financial point of view.

      2.25 Disclosures. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Bancshares Disclosure Memorandum, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      References to "Acquiror Disclosure Memorandum" shall mean the disclosure memorandum referred to in this Article III which has been delivered by Acquiror to Bancshares on or prior to the date hereof. Acquiror hereby represents and warrants to Bancshares as follows as of the date hereof:

      3.01 Corporate Organization. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated hereby. The Summary Business Plan included in the Acquiror Disclosure Memorandum sets forth a list of the directors and shareholder(s) or owner(s), including biographical information for such person(s), of Acquiror.

      3.02 Authority; No Violation.

            (a) Acquiror has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors and stockholders of Acquiror, and no other corporate proceedings on the part of Acquiror are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Acquiror and constitutes a valid and binding obligation of Acquiror, enforceable in accordance with and subject to its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

            (b) Neither the execution and delivery of this Agreement by Acquiror, or the consummation by Acquiror of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Acquiror, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Acquiror, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default

(or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Acquiror, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Acquiror is a party, or by which any of its properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Acquiror and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Secretary of State of the State of Delaware, the Department, the OTS and the SEC, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency or non-governmental third party are required on behalf of Acquiror in connection with (a) the execution and delivery of this Agreement by Acquiror and (b) the completion by Acquiror of the transactions contemplated hereby .

      3.03 Ability to Pay Merger Consideration. Acquiror will have available to it as of the Effective Time sufficient cash to pay the Aggregate Merger Consideration to stockholders of Bancshares as set forth in Section 1.05. Acquiror's stockholders will have available to them in the aggregate, as of the date hereof and until the Effective Time, sufficient cash to pay (or negotiable securities positions at least equal to) the Aggregate Merger Consideration as set forth in Section 1.05.

      3.04 Legal Proceedings. There are no pending or, to the best knowledge of Acquiror, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Acquiror or any HGroup Stockholder (as defined in Section 4.15 hereof), except such proceedings, claims actions or governmental investigations which in the good faith judgment of Acquiror will not have a material adverse effect on the ability of Acquiror to consummate the transactions contemplated hereby.

      3.05 Broker Fees. Other than to Tri-River Capital, neither Acquiror, nor any of its directors or officers, has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

      3.06 Certain Information. None of the information relating to Acquiror supplied or to be supplied by Acquiror to Bancshares expressly for inclusion in the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of Bancshares and up to and including the date of the meeting of stockholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.07 Business Plan. The Summary Business Plan included in the Acquiror Disclosure Memorandum is a true and correct summary of Acquiror's business plan for the operation of Bancshares and the Bank after the Effective Time.

      3.08 Disclosures. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Acquiror Disclosure Memorandum, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

      4.01 Conduct of the Business of Bancshares and the Bank. During the period from the date hereof to the Effective Time, Bancshares shall, and shall require the Bank to, conduct their respective businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice. Bancshares shall, and shall cause the Bank to, use all reasonable efforts to (i) preserve their business organization intact, (ii) keep available for themselves and Acquiror the present services of the employees of Bancshares and the Bank, and (iii) preserve for themselves and Acquiror the goodwill of their customers and others with whom business relationships exist.

      4.02 Negative Covenants. Bancshares agrees that from the date hereof to the Effective Time, except as otherwise approved by Acquiror in writing or as permitted or required by this Agreement, Bancshares will not and Bancshares will not permit the Bank to:

                  (i) amend or change any provision of its Certificate of Incorporation, Charter or Bylaws;

                  (ii) change the number of shares of its authorized or issued capital stock (except upon the exercise of Bancshares' options) or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Bancshares, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

                  (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Bancshares;

                  (iv) hire any person as an employee of Bancshares or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth in the Bancshares' Disclosure Memorandum and (ii) persons hired to fill any current vacancies or vacancies arising after the date hereof and whose employment is terminable at the will of Bancshares or a Subsidiary of Bancshares, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $70,000.

                  (v) grant any severance or termination pay (other than pursuant to binding contracts, plans, or policies of Bancshares or the Bank in effect on the date hereof and disclosed to Acquiror in the Bancshares Disclosure Memorandum) to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees; or award any increase in compensation or benefits to its directors, officers or employees except for salary increases and bonuses payable in the ordinary course of business and consistent with past practices; provided, however, that any increase in compensation permitted by this Section 4.02(v) shall not result in any director, officer or employee having an annual total compensation package greater than $70,000;

                  (vi) enter into or modify (except as may be required by applicable law or as may be required by Section 4.12 hereof, with the prior written consent of Acquiror, which shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice or as may be required by applicable law;

                  (vii) except as set forth in Section 4.02(vii) of the Bancshares Disclosure Memorandum, purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

                  (viii) enter into any new capital commitments or make any capital expenditures in excess of $5,000 each, other than pursuant to binding commitments existing on the date hereof;

                  (ix) except as set forth in Section 4.02(ix) of the Bancshares Disclosure Memorandum, file any applications or make any contract with respect to branching or site location or relocation;

                  (x) make any material change in its accounting methods or practices, other than changes required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

                  (xi) change in any material respect its lending, investment, deposit or asset and liability management or other banking and operating policies except as may be required by applicable law or regulations;

                  (xii) enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other derivatives contract that is not included on its balance sheet (including various combinations thereof);

                  (xiii) incur any liability for borrowed funds (other than (i) in the case of deposits, federal funds purchased and securities sold under agreements to repurchase or (ii) Federal Home Loan Bank borrowings having a term to maturity of less than six (6) months, in each case in the ordinary course of business) or place upon or permit any lien or encumbrance upon any of its properties or assets, except liens of the type permitted in the exceptions to Section 2.15(a);

                  (xiv) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (xv) except for actions with respect to the maintenance of deposit accounts and transactions in the ordinary course related thereto, engage in any transaction with an Affiliate;

                  (xvi) discharge or satisfy any material lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                  (xvii) make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, "Loans") other than single-family residential loans having a principal balance less than $350,000, without Acquiror's prior written consent (except for any loan made by the Bank which is pre-committed to a secondary market investor) and no commercial business loan, multi-family residential loan, or commercial real estate loan in excess of $350,000 can be originated, renewed or modified without Acquiror's prior written consent (which approval shall not be unreasonably withheld and provided that Acquiror must respond to a request from Bancshares within twenty four
      (24) hours of receipt of any such request (except to the extent a response would be required from Acquiror on a day that is not a business day, in which case such response shall be due by 5:00 CST on the next following business day), provided that if Acquiror fails to notify Bancshares within such time period, Acquiror shall be deemed to have consented to such request).

                  (xviii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xix) invest in any investment securities other than United States government agencies with a term of one (1) year or less or federal funds;

                  (xx) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

                  (xxi) agree to do any of the foregoing.

      4.03 No Solicitation. From the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to its terms and subject to the other provisions of this Agreement, Bancshares agrees that neither it, the Bank nor any of their respective officers or directors shall, and that Bancshares shall direct and use its reasonable best efforts to cause their employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of Bancshares or more than 9.9% of the outstanding equity securities of Bancshares or the Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Bancshares further agrees that neither Bancshares nor the Bank nor any of their respective officers and directors shall, and that Bancshares shall direct and use its reasonable best efforts to cause their employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Bancshares or the Bank from
(A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if Bancshares receives from the person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the stockholders of Bancshares, if and only to the extent that, (i) in each such case referred to in clause (B),
(C) or (D) above, the Bancshares Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (D) above, the Bancshares Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Bancshares's stockholders from a financial point of view than the Merger. Bancshares agrees that both it and the Bank will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. An Acquisition Proposal considered by Bancshares in compliance with this Section 4.03 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." Bancshares agrees that it will, and will cause the Bank to, notify Acquiror immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.

      4.04 Current Information. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer from time to time, as either party may reasonably request, with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. Within 25 days after the end of each month, Bancshares shall provide Acquiror with an unaudited consolidated statement of financial condition and a consolidated statement of earnings, without related notes, for such month prepared in accordance with past practices. Bancshares shall also furnish Acquiror with the same information and reports furnished or provided to the Bancshares Board, to the extent such information and reports indicate any loans which have been originated, purchased or sold, or applications for loans which have been received for processing.

      4.05 Access to Properties and Records; Confidentiality.

            (a) Bancshares shall, and shall cause Bank to, permit Acquiror and its representatives, at Acquiror's expense, reasonable access to their properties and shall disclose and make available to Acquiror all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of Bancshares and the Bank, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Acquiror may have a reasonable interest. Bancshares and the Bank shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Bancshares will use, and will cause the Bank to use, their reasonable efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Bancshares shall, and shall cause the Bank to, make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Acquiror and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

            (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or (D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

      4.06 Regulatory Matters.

            (a) Each of Bancshares and Acquiror shall cooperate with each other and use their best efforts to prepare all necessary documentation to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable (the parties hereto shall, in this context, use their best efforts to file all requisite regulatory applications on or before the 30th day following the date of this Agreement; provided that any delay past such date shall not be treated as noncompliance by Acquiror with this Section 4.06). The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

            (b) Each of the parties will furnish each other with all information concerning themselves, their directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

            (c) Each of the parties will promptly furnish each other with copies of written communications received by them from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

      4.07 Approval of Stockholders. Except to the extent that Bancshares has terminated the Agreement pursuant to Section 6.01(c)(v), Bancshares will (a) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders the ("Bancshares Meeting") as soon as reasonably practicable (but in no event later than the 120th day after the date of this Agreement; provided that any delay past such date caused by Acquiror shall not be treated as noncompliance by Bancshares with this Section 4.07) for the purposes of securing the adoption of such stockholders of this Agreement (which shall be the only matter considered at such special meeting), (b) recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby, and use its best efforts to obtain, as promptly as practicable, such approval, unless the Bancshares Board makes a good faith determination, upon consideration of the advice of outside counsel that such recommendation would be deemed to constitute a breach of their fiduciary duties under applicable Delaware law, and
(c) cooperate and consult with Acquiror with respect to the foregoing matters.

      4.08 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing contained herein and to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

      4.09 Disclosure Supplements. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Memorandum delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Disclosure Memorandum or which is necessary to correct any information in such Disclosure Memorandum which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Memorandum shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by Bancshares and the Bank with the covenants set forth in Section 4.01 hereof.

      4.10 Public Announcements. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

      4.11 Failure to Fulfill Conditions. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled and that it will not waive that condition, it will promptly notify the other party. Acquiror and Bancshares will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

      4.12 Indemnification.

            (a) From and after the Effective Time through the fifth anniversary of the Effective Time, Surviving Corporation shall indemnify and hold harmless each present and former director, officer and employee of Bancshares, the Bank and TFS determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under Delaware law, the Certificate of Incorporation, Charter and Bylaws of Bancshares, the Bank and TFS as in effect on the date hereof, provided, however, that all rights to indemnification in respect to any claim asserted or made within such period shall continue until the final disposition of such claim.

            (b) Any Indemnified Party wishing to claim indemnification under this Section 4.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

            (c) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of itsc properties and assets to any person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this
Section 4.12, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Indemnified Parties.

      4.13 Insurance. The Surviving Corporation shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties Costs in connection with any Claims for a period of three (3) years after the Effective Time at an annual premium expense no greater c than 150% of the annual premium of the directors' and officers' liability insurance maintained by Bancshares and the Bank as of the date hereof; provided that Acquiror agrees that such coverage may be purchased in a single premium policy which does not exceed three (3) times 150% times the annual premium expense of the directors' and officers' liability insurance maintained by Bancshares and the Bank as of the date hereof. Such insurance policy may be acquired by Bancshares prior to the Effective Time.

      4.14 Benefit Plans.

            (a) As soon as administratively practicable after the Effective Time, the Surviving Corporation shall take all reasonable action so that employees of Bancshares, the Bank and TFS shall be entitled to participate in each employee benefit plan, program or arrangement of the Surviving Corporation of general applicability (the "Surviving Corporation Benefit Plans") to the same extent as similarly-situated employees of the Surviving Corporation (it being understood that inclusion of the employees of Bancshares, the Bank and TFS in the Surviving Corporation Benefit Plans may occur at different times with respect to different plans), provided, however, that nothing contained herein shall require the Surviving Corporation to make any grants to any former employee of Bancshares, the Bank or TFS under any discretionary equity compensation plan of the Surviving Corporation. The Surviving Corporation shall cause each Surviving Corporation Benefit Plan in which employees of Bancshares, the Bank and TFS are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Surviving Corporation Benefit Plans, the service of such employees with Bancshares or the Bank or TFS, as the case may be, to the same extent as such service was credited for such purpose by Bancshares, the Bank or TFS, as the case may be, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of the Surviving Corporation to amend or terminate any of the benefit plans of either Bancshares, the Bank or TFS in accordance with their terms at any time.

            (b) At and following the Effective Time, the Surviving Corporation shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Bancshares, the Bank and TFS existing as of the Effective Date, as well as all employment, severance, deferred compensation, split dollar, supplemental retirement or "change-in-control" agreements, plans or policies of Bancshares, the Bank or TFS which are set forth on the Bancshares Disclosure Memorandum, subject in each case as the same may be modified or terminated with respect to certain executive officers of Bancshares, the Bank and TFS pursuant to an employment or change-in-control agreement.

            (c) At such time as employees of Bancshares, the Bank and TFS become eligible to participate in a medical, dental or health plan of the Surviving Corporation, the Surviving Corporation shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of the Surviving Corporation, (ii) provide full credit for under such plans any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

      4.15 Adequate Capitalization. During the period from the date hereof to the Effective Time, within 15 business days after the end of each month, Acquiror shall provide Bancshares with personal monthly financial statements, brokerage statements or comparable investment reports or summaries of James Dondero and Mark Okada (the "HGroup Stockholders"), respectively, certified by such individual or prepared and delivered by an independent third party, which reflect that their combined aggregate cash and/or negotiable securities positions is equal to or greater than the Aggregate Merger Consideration, less the Escrow Amount.

                                   ARTICLE V

                               CLOSING CONDITIONS

      5.01 Conditions to the Obligations of Acquiror Under This Agreement. The obligations of Acquiror under this Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, anyone or more of which may be waived by Acquiror:

            (a) Regulatory Approvals. All necessary regulatory, governmental or third party approvals, waivers, clearances, authorizations and consents (including without limitation the requisite approval and/or non-objection of the OTS, the FDIC and the Department required to consummate the transactions contemplated hereby) shall have been obtained without any term or condition which, the Acquiror's Board reasonably determines in good faith, would materially impair the value of Bancshares and the Bank to Acquiror all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

            (b) Corporate and Stockholder Approvals. All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by Bancshares, the Bank, and Acquiror, including approval by the requisite vote of the stockholders of Bancshares of this Agreement.

            (c) No Injunction. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.

            (d) Legal Proceedings. No Governmental Agency shall have notified any party to this Agreement that it intends to commence proceedings to restrain or prohibit the transaction contemplated hereby or force rescission, unless such Governmental Agency shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the date of Closing.

            (e) Performance of Obligations; Representations and Warranties. Each of the obligations of Bancshares required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Bancshares contained in Article II of this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except as to any representation or warranty which specifically relates to an earlier date, and Acquiror shall have received a certificate to that effect signed by the Chief Executive Officer and Chief Financial Officer of Bancshares.

            (f) Other Actions. Bancshares shall have furnished Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 5.01 as Acquiror may reasonably request.

            (g) Stockholder Agreements. Stockholder Agreements, substantially in the form attached as Exhibit A hereto, shall have been executed and delivered by each director and executive officer of Bancshares in connection with the execution and delivery of this Agreement.

            (h) Dissenting Shares. Dissenting Shares shall not represent 20% or more of the outstanding shares of Bancshares Common Stock.

            (i) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it that Bancshares has obtained the consents and approvals which are listed in Section 2.03(b) of Bancshares Disclosure Memorandum except for those consents and approvals which Acquiror has identified in writing to the Company that it will not require to be received.

            (j) No Material Change; Absence of Claims. There shall have occurred no change in the business or financial condition of Bancshares or the Bank since the date of this Agreement, and there shall not have occurred any claims (whether or not asserted in litigation) which in either case has, or reasonably could be expected to have a Material Adverse Effect.

      5.02 Conditions to the Obligations of Bancshares Under this Agreement. The obligations of Bancshares under this Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, anyone or more of which may be waived by Bancshares:

            (a) Regulatory Approvals. Acquiror shall have obtained all necessary regulatory, governmental or third party approvals, waivers, clearances, authorization and consents (including without limitation the requisite approval and/or non-objection of the OTS, the FDIC and the Department required to consummate the transactions contemplated hereby); all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired.

            (b) Corporate and Stockholder Approvals. All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by Bancshares and Acquiror, including approval by the requisite vote of the stockholders of Bancshares of this Agreement.

            (c) No Injunction. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceedings shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.

            (d) Legal Proceedings. No Governmental Agency shall have notified any party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental Agency shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the date of Closing.

            (e) Performance of Obligations; Representations and Warranties. Each of the obligations of Acquiror required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Acquiror contained in Article III of this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date, and Bancshares shall have received a certificate to that effect signed by the President and Chief Executive Officer of Acquiror.

            (f) Change of Control Agreements. Bancshares, as the Surviving Corporation, shall have expressly assumed the obligations of Bancshares under those certain Change of Control Agreements dated as of October 30, 2003, as amended, between Bancshares, the Bank and John F. Mackey, Jon D. Patterson and James C. Champion.

            (g) Other Actions. The Acquiror shall have furnished Bancshares with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 5.02 as Bancshares may reasonably request.

                                   ARTICLE VI

                                   TERMINATION

      6.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

            (a) by the mutual consent of Acquiror and Bancshares if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

            (b) by Acquiror:

                  (i) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (A) a breach by Bancshares of any representation or warranty contained in Article II of this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Bancshares of such breach; or
      (B) a breach by Bancshares of any of the covenants or agreements contained in Article IV of this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Bancshares of such breach, which breach (whether under (A) or (B)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Bancshares;

                  (ii) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by the 210th day after the date of this Agreement ("Termination Date"), except to the extent that the failure of the Merger to be consummated by such date arises out of or results from the knowing action or inaction of Acquiror;

                  (iii) if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any governmental agency required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such governmental agency or an application therefor shall have been permanently withdrawn at the request of a governmental agency;

                  (iv) if any approval of the stockholders of Bancshares contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Bancshares Meeting;

                  (v) At any time prior to Bancshares Meeting, if Bancshares shall have breached Section 4.03, (ii) the Bancshares Board shall have failed to make its recommendation referred to in Section 4.07, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Acquiror or (iii) Bancshares shall have materially breached its obligations under Section 4.07 by failing to call, give notice of, convene and hold the Bancshares Meeting in accordance with Section 4.07; or

                  (vi) if a tender offer or exchange offer for 20% or more of the outstanding shares of Bancshares Common Stock is commenced (other than by Acquiror), and the Bancshares Board recommends that the stockholders of Bancshares tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934.

            (c) By Bancshares.

                  (i) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (A) a breach by Acquiror of any representation or warranty contained in Article III of this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Acquiror of such breach; or (B) a breach by Acquiror of any of the covenants or agreements contained in
      Article IV of this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Acquiror of such breach, which breach (whether under (A) or (B)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Acquiror;

                  (ii) if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by the Termination Date, except to the extent that the failure of the Merger to be consummated by such date arises out of or results from the knowing action or inaction of Bancshares and the Bank;

                  (iii) if its Board of Directors so determine by a vote of a majority of the members of its entire Board, in the event the approval of any governmental agency required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such governmental agency or an application therefor shall have been permanently withdrawn at the request of a governmental agency;

                  (iv) if any approval of the stockholders of Bancshares contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Bancshares Meeting; or

                  (v) in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by Bancshares and the Bancshares Board in compliance with Section 4.03 hereof, provided, however, that this Agreement may be terminated by Bancshares pursuant to this Section 6.01(c)(v) only after the fifth business day following Bancshares' provision of written notice to Acquiror advising Acquiror that the Bancshares Board is prepared to accept a Superior Proposal, and only if, during such five-business day period, Acquiror does not, in its sole discretion, make an offer to Bancshares that the Bancshares Board determines in good faith, after consultation with its financial and legal advisors, is as favorable or more favorable than the Superior Proposal.

      6.02 Effect of Termination and Abandonment.

            (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VI, no party to this Agreement shall have any liability or further obligation to any other party hereunder except as set forth in this Section 6.02 and Section 7.01.

            (b) (i) If this Agreement is terminated by Acquiror due to a breach of a representation or warranty by Bancshares contained in Article II of this Agreement (other than a breach resulting from event(s) or circumstance(s) occurring or arising after the date of this Agreement and such breach was outside of the control of Bancshares or the Bank) or a breach by Bancshares of a covenant or undertaking made by it in Article IV of this Agreement, Bancshares shall be liable to Acquiror for $350,000. Any payment to Acquiror shall be without prejudice to any other rights or remedies as may be available to Acquiror under Section 6.02(d) below, provided however that to the extent Acquiror is entitled to be paid both a fee set forth in this Section 6.02(b)(i) as well as the Termination Fee set forth in Section 6.2(d) below, in no event will the amount payable to Acquiror pursuant to Sections 6.02(b)(i) and (d) exceed $1.0 million. Notwithstanding anything in this Section 6.02(b)(i) to the contrary, nothing shall be construed herein to limit Acquiror's rights to recover any liabilities or damages arising out of Bancshares' or the Bank's breach of any provision of this Agreement, regardless of whether such breach was outside the control of Bancshares or the Bank.

                  (ii) If this Agreement is terminated by Bancshares due to a breach of a representation or warranty by Acquiror contained in
            Article III of this Agreement (other than a breach resulting from event(s) or circumstance(s) occurring or arising after the date of this Agreement and such breach was outside of the control of Acquiror) or a breach by Acquiror of a covenant or undertaking made by it in Article IV of this Agreement, Acquiror shall be liable to Bancshares for $350,000, which shall be payable pursuant to the Escrow Agreement. Notwithstanding anything in this Section 6.02(b)(ii) to the contrary, nothing shall be construed herein to limit Bancshares' rights to recover any liabilities or damages arising out of Acquiror's breach of any provision of this Agreement, regardless of whether such breach was outside the control of Acquiror.

            (c) If this Agreement is terminated by either Acquiror pursuant to
Section 6.01(b)(iii) or Bancshares pursuant to Section 6.01(c)(iii) due to a failure to receive all requisite regulatory approvals hereof and such failure relates solely to facts or circumstances relating to Acquiror or Acquiror's business plan submitted to such regulatory agencies (and not relating to Bancshares, Bank or their respective financial condition, results of operations or business, the amount of the Bank's non-performing or non-accrual loans or the amount or level of the Bank's regulatory capital, including any requirement for the Bank to maintain regulatory capital in excess of that contemplated in the Acquiror's business plan solely as a result of a material deterioration in the condition of the Bank after the date hereof), Acquiror shall be liable to Bancshares for $350,000, which shall be payable pursuant to the Escrow Agreement. Any payment by Acquiror to Bancshares pursuant to this Section 6.02(c) shall not be duplicative of (but shall be paid in lieu of) any amount that might be required to be paid by Acquiror pursuant to Section 6.02(b)(ii) due to a breach of Section 4.06 by Acquiror.

            (d) In recognition of the efforts, expenses and other opportunities foregone by Acquiror while structuring and pursuing the Merger, the parties hereto agree that Bancshares shall pay Acquiror the sum of $1.0 million (the "Termination Fee") if this Agreement is terminated as follows:

                  (i) if this Agreement is terminated by Acquiror pursuant to
      Section 6.01(b)(v) or (b)(vi), or by Bancshares pursuant to Section 6.01(c)(v), in either of which case payment shall be made to Acquiror concurrently with the termination of this Agreement; or

                  (ii) if (x) this Agreement is terminated by (A) by Acquiror pursuant to 6.01(b)(ii) or Bancshares pursuant to Section 6.01(c)(ii) or
      (B) by Acquiror pursuant to 6.01(b)(iv) or Bancshares pursuant to Section 6.01(c)(iv), and in the case of any termination pursuant to clause (A) or
      (B), an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of Bancshares or the Bancshares Board (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of Bancshares contemplated by this Agreement at the Bancshares Meeting, in the case of clause (B), or the date of termination, in the case of clause
      (A), and (y) within 18 months after such termination Bancshares enters into an agreement with respect to an Acquisition Proposal or consummates a transaction which is the subject of an Acquisition Proposal, then Bancshares shall pay to Acquiror the Termination Fee on the date of execution of such agreement or consummation of a transaction which is the subject of an Acquisition Proposal, provided that if the date of execution of such agreement is after 12 months but within 18 months after such termination of this Agreement, the Termination Fee shall be payable by Bancshares to Acquiror only upon consummation of a transaction which is the subject of an Acquisition Proposal, regardless whether such consummation occurs within 18 months after termination of this Agreement.

Any amount that becomes payable pursuant to this Section 6.02(c) shall be paid by wire transfer of immediately available funds to an account designated by Acquiror.

            (e) Bancshares and Acquiror agree that the agreements contained in paragraphs (b), (c) and (d) of this Section 6.02 are an integral part of the transactions contemplated by this Agreement, that without such agreements Acquiror and Bancshares would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Bancshares or Acquiror, as the case may be. If either party fails to pay to the other party the amounts due under paragraphs
(b), (c) or (d) above within the time periods specified therein, the party required to so pay shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the party due to receive such payment in connection with any action in which the party due to be so paid prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.01 Survival. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for the provisions of Section 6.02 hereof.

      7.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived, by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Bancshares Meeting no amendment shall be made which by law requires further approval by the stockholders of Bancshares without obtaining such approval.

      7.03 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Proxy Statement shall be shared equally between Bancshares and Acquiror, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

      7.04 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram, telex or facsimile addressed as follows:

            (a)   If to Acquiror, to:

                  HGroup Acquisition Co.
                  c/o Highland Capital Management, L.P.
                  Two Galleria Tower
                  13455 Noel Road, Suite 1300
                  Dallas, Texas 75240
                  Attn: Todd Travers
                  Facsimile: (972) 628-4147

                  Copy to:

                  Patton Boggs LLP
                  2001 Ross Avenue, Suite 3000
                  Dallas, Texas 75201
                  Attn: Thomas R. Nelson
                  Facsimile: (214) 758-1550

            (b)   If to Bancshares, to:

                  Heritage Bancshares, Inc.
                  102 West High Street
                  Terrell, Texas 75160
                  Attn: John H. Mackey
                        President and Chief Executive Officer
                  Facsimile: (972) 563-6814

                  Mr. Thomas J. Wageman
                  433 Private Road 125
                  Savoy, Texas 75479
                  Facsimile: (903) 965-3003

                  Copy to:

                  Locke Liddell & Sapp LLP
                  3400 JP Morgan Chase Tower
                  600 Travis
                  Houston, Texas 77002
                  Attn: Annette L. Tripp
                  Facsimile:  (713) 223-3717

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

      7.05 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

      7.06 Complete Agreement. This Agreement, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contains the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

      7.07 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

      7.08 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      7.09 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      IN WITNESS WHEREOF, Acquiror and Bancshares have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                               HGROUP ACQUISITION CO.

                                               By: /s/ James Dondero
                                                  ------------------------------
                                               Name: James Dondero
                                                    ----------------------------
                                               Title: President
                                                     ---------------------------

                                               HERITAGE BANCSHARES, INC.

                                               By: /s/ John H. Mackey
                                                  ------------------------------
                                               Name: John H. Mackey
                                                    ----------------------------
                                               Title:  President and C.E.O
                                                     ---------------------------

                                                                      APPENDIX B

                FAIRNESS OPINION OF KEEFE, BRUYETTE & WOODS, INC.


                          KEEFE, BRUYETTE & WOODS, INC.
                        SPECIALISTS IN FINANCIAL SERVICES

                       211 BRADENTON AVE. DUBLIN, OH 43017

    PHONE                                                               FAX
614-766-8400                                                       614-766-8406

January 14, 2004

Board of Directors
Heritage Bancshares, Inc.
102 West High Street
Terrell, TX 75160

Dear Board Members:

You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of Heritage Bancshares, Inc. ("HRGB"), of the consideration to be paid to HRGB shareholders in the merger (the "Merger") between HRGB and HGroup Acquisition Co., a Delaware corporation ("HGroup"). We have not been requested to opine as to, and our opinion does not in any manner address, HRGB's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated January 14, 2004, by and among HRGB and HGroup (the "Agreement"), at the effective time of the Merger, HGroup will acquire all of HRGB's issued and outstanding shares of common stock. HRGB shareholders will receive $26.25 in cash per share. While this amount could be reduced by as much as $0.42 per share dependant upon certain ESOP balances and gains from the sale of certain real estate owned by TFS Investment Corporation, it is believed that the balances and the gains will be sufficient to offset this amount.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by HRGB, including (i) the Agreement (ii) Annual Reports for the years ended December 31, 2000, 2001 and 2002 (iii) Proxy Statement and Form 10-KSB for the years ended December 31, 2001 and 2002 (iv) Form 10QSB for the quarters ended March 31, June 30 and September 30, 2003 (v) and other information we deemed relevant. We also discussed with senior management of HRGB, the current position and prospective outlook for HRGB. We reviewed financial and stock market data of other savings institutions and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

Board of Directors
Heritage Bancshares, Inc.
January 14, 2004
Page 2


For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by HRGB and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from HRGB, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of HRGB's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of HRGB. We have further relied on the assurances of management of HRGB that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to HGroup or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to HRGB in connection with the Merger and will receive a fee for such services. In addition, HRGB has agreed to indemnify us for certain liabilities arising out of our engagement by HRGB in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by HGroup in the Merger is fair, from a financial point of view, to the stockholders of HRGB.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of HRGB used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of HRGB in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,


Keefe, Bruyette, & Woods, Inc.

                                                                      APPENDIX C

Section 262 of the Delaware General Corporation Law - Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.


      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX D

                              STOCKHOLDER AGREEMENT

      STOCKHOLDER AGREEMENT, dated as of January 14, 2004, by and among HGroup Acquisition Co. (the "Acquiror"), a Delaware corporation, and certain stockholders of Heritage Bancshares, Inc. (the "Company"), a Delaware corporation, named on Schedule I hereto in their capacity as individuals (collectively, the "Stockholders").

                                   WITNESSETH:

      WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Acquiror, with and into the Company (the "Merger"); and

      WHEREAS, as a condition to the willingness of Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Ownership of Company Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, par value $0.01 per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

      2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

            (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the Merger;

            (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock; and

            (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

      Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock held by each Stockholder, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

      3. Successors and Assigns. A Stockholder may sell, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

      4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

      5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.02 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

      6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

      7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

      8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

      IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                                           HGROUP ACQUISITION CO.

                                           By: /s/ James Dondero
                                              ----------------------------------
                                           Name: James Dondero
                                                --------------------------------
                                           Title: President
                                                 -------------------------------


                                           COMPANY STOCKHOLDERS:

                                               /s/ Thomas J. Wageman
                                           -------------------------------------
                                           Thomas J. Wageman

                                              /s/ Lauretta J. Wageman
                                           -------------------------------------
                                           Lauretta J. Wageman


                                           TLT, Ltd.

                                           By: /s/ Thomas J. Wageman
                                              ----------------------------------
                                           Name: Thomas J. Wageman
                                           Title: Managing General Partner

                                              /s/ J. Pat Baker
                                           -------------------------------------
                                           J. Pat Baker

                                              /s/ John H. Mackey
                                           -------------------------------------
                                           John H. Mackey

                                              /s/ Joy Milton Catlin
                                           -------------------------------------
                                           Joy Milton Catlin

                                              /s/ Switzer L. Deason
                                           -------------------------------------
                                           Switzer L. Deason

                                              /s/ Mary Gayle Ramsey
                                           -------------------------------------
                                           Mary Gayle Ramsey

                                              /s/ James C. Champion
                                           -------------------------------------
                                           James C. Champion

                                              /s/ Dianna Lea Champion
                                           -------------------------------------
                                           Dianna Lea Champion

                           SCHEDULE I

                                                          Number of Shares of
                                                         Company Common Stock
      Name of Stockholder                                 Beneficially Owned

Thomas J. Wageman and Lauretta J. Wageman                         6,000

TLT, Ltd.                                                        30,000

J. Pat Baker                                                      6,000

John H. Mackey                                                    4,700

Joy Milton Catlin                                                 3,000

Switzer L. Deason                                                36,000

Mary Gayle Ramsey                                                 5,800

James Coffman Champion &                                          2,000
Dianne Lea Champion

                                                                    APPENDIX E-1

                           CHANGE OF CONTROL AGREEMENT

      CHANGE OF CONTROL AGREEMENT, dated this 30th day of October, 2003, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank"), and John H. Mackey (the "Executive").

WITNESSETH

      WHEREAS, the Executive is presently an officer of the Corporation and the Bank (together the "Employers");

      WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Corporation and Bank (the "Employers") and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3 hereof.

      (b) Change in Control of the Corporation. "Change in Control of the Corporation " shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
      Act) is or becomes the "beneficial owner" (as defined in Rule 13d- under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Corporation is consummated and the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such transaction.

      (c) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) Date of Termination. "Date of Termination" shall mean the later of (i) the date on which a Notice of Termination is given or (ii) the date specified in such Notice.

      (e) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within two years following a Change in Control of the Corporation where:

            (i) Without the Executive's express written consent, the failure to elect or to re- elect or to appoint or to re-appoint the Executive to the office of President and Chief Executive Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers;

            (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time;

            (iii) Relocation of the principal executive office of either of the
                  Employers more than 50 statute miles outside of the city limits of Terrell, Texas or, without the Executive's express written consent, either of the Employers requiring the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

            (iv) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (g) below; or

            (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 8 hereof.

      (f) IRS. IRS shall mean the Internal Revenue Service.

      (g) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which
      (i) indicates the specific termination provision in this Agreement relied upon, (ii) specifies a Date of Termination, and (iii) is given in the manner specified in Section 9 hereof.

      2. Term of Agreement.

      This Agreement shall terminate two years after a Change in Control of the Corporation shall have occurred.

      3. Compensation.

      The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $95,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers ("Base Salary") and may not be decreased without the Executive's express written consent.

      4. Termination.

      (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment for any reason.

      (b) In the event that:

            (i) a Change in Control of the Corporation, as defined in Section I (b) of this Agreement, shall occur, the Employers shall, subject to the provisions of Section 5 hereof if applicable, pay to the Executive a cash amount equal to $300,000, less the Executive's balance, as determined on the date of the Change in Control, in the Executive's Participant's Account (as such term is defined in Section 1.39 of the Heritage Bancshares, Inc., Employee Stock Ownership Plan), but in no event less than zero, such payment to be made in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Change in Control of the Corporation or in a lump sum within five business days of the Change in Control of the Corporation and

            (ii) within two years following a Change in Control of the Corporation, as defined in Section 1 (b) of this Agreement, the Executive's employment is terminated either (A) by the Employers, or either of them, or (B) by the Executive for Good Reason, then in either such case, and in addition to the payment provided by Section 4(b)(i) above, the Employers shall, subject to the provisions of Section 5 hereof, if applicable, pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twice the Executive's Base Salary paid by the Employers.

      5. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 4 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to Section 4(b) hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 4(b) being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 4(b) shall be based upon the opinion of independent tax counsel selected by the Employers and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 5, or a reduction in the payments and benefits specified in Section 4 below zero.

      6. Mitigation; Exclusivity of Benefits.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

      7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

      8. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

      To the Employers:  Board of Directors
                         Heritage Bancshares, Inc.
                         102 West High Street
                         Terrell, Texas 75160

                         Board of Directors
                         Heritage Bank, SSB
                         102 West High Street
                         Terrell, Texas 75160

      To the Executive:  John H. Mackey
                         1420 Meandering Way
                         Rockwall, Texas 75087

      10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Texas.

      12. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

      13. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      16. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 V.S.C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

      17. Payment of Costs and Legal Fees and Reinstatement of Benefits. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (2) any back-pay, including Base Salary.

      18. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                           HERITAGE BANCSHARES, INC.


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

Attest:                                           HERITAGE BANK, SSB


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

                                    EXECUTIVE

                                                   By: /s/ John H. Mackey
                                                      --------------------------
                                                      John H. Mackey

                                 AMENDMENT NO. 1
                         TO CHANGE OF CONTROL AGREEMENT

      THIS AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (this "Amendment") is made as of January 14, 2004, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank", and together with the Corporation, the "Employers"), and John H. Mackey (the "Executive").

                             PRELIMINARY STATEMENTS

      A. The Corporation, the Bank and Executive are parties to a Change of Control Agreement dated as of October 30, 2003 (the "Agreement"), pursuant to which, among other things, the Employers provided Executive with a specified base salary, a specified cash payment in the event of a Change in Control of the Corporation (as defined in the Agreement) and certain severance benefits that would be due the Executive in certain instances in which his employment with the Employers is terminated upon a Change in Control of the Corporation.

      B. The Corporation, the Bank and the Executive, all in accordance with
Section 10 of the Agreement, desire to amend the Agreement as provided herein to modify certain provisions upon which any severance payments shall be payable to Executive.

      C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions set forth herein and in the Agreement (as amended hereby), the parties hereto hereby agree as follows:

      1. Section 1 of the Agreement is hereby amended to add new Section 1(b) (and the rest of Section is hereby renumbered accordingly) as follows:

            "(b) "Cause" shall mean the Executive's (i) act of fraud or dishonesty with respect to any aspect of the Corporation's or any affiliate's business; (ii) continued use of illegal drugs; (iii) gross negligence or willful misconduct which (x) results in a violation of any applicable federal or state securities or banking law or regulation and as a result of such violation, the Corporation or any affiliate becomes the subject of any legal action or administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege or (y) results in any material injury to the financial condition or business reputation of the Corporation or any affiliate; (iv) substantial failure of performance, repeated or continued after written notice of such failure and explanation of such failure of performance, which is reasonably determined by the board of directors of the Corporation to be materially injurious to the business or interests of the Corporation or any affiliate; or (v) conviction of a felony or of a crime involving moral turpitude."

      2. Section 1(e)(i) of the Agreement is hereby amended and restated in its entirety as follows:

            "Section 1(e)(i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of President.

      3. Section 4(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

            "(ii) a Change in Control of the Corporation, as defined in Section 1(b) of this Agreement, shall occur the Employers shall, subject to the execution of a separation agreement in substantially the form attached hereto as Exhibit A and, if applicable, subject to the provisions of Section 5 hereof, pay the Executive, in addition to the payment provided by Section 4(b)(i) above, on the first business day following the six (6) month anniversary of the effective date of the Change of Control of the Corporation (the "Payment Date"), a cash amount equal to $128,000; provided, however, that to the extent the Executive's employment is terminated by the Employers without Cause or the Executive quits for Good Reason prior to the Payment Date, such $128,000 cash payment shall become immediately due and payable."

      4. This Amendment shall only become effective upon the effectiveness and consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of January 14, 2004 between the Corporation and HGroup Acquisition Co.

      5. Except as specifically provided in this Amendment, there are no amendments, revisions or other modifications to the Agreement. All other terms and conditions of the Agreement are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Amendment.

      6. This Amendment shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

      7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        HERITAGE BANCSHARES, INC.

                                        By: /s/ James C. Champion
                                           -------------------------------------
                                           Name:  James C. Champion
                                           Title: Executive Vice President


                                        HERITAGE BANK, SSB

                                        By: /s/ Jon D. Patterson
                                           -------------------------------------
                                           Name:  Jon D. Patterson
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                        By: /s/ John H. Mackey
                                           -------------------------------------
                                           John H. Mackey

                                                                    APPENDIX E-2


CHANGE OF CONTROL AGREEMENT

      CHANGE OF CONTROL AGREEMENT, dated this 30th day of October 2003, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank"), and Jon D. Patterson (the "Executive").

WITNESSETH

      WHEREAS, the Executive is presently an officer of the Corporation and the Bank (together the "Employers");

      WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Corporation and Bank (the "Employers") and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3 hereof.

      (b) Change in Control of the Corporation. "Change in Control of the Corporation " shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
      Act) is or becomes the "beneficial owner" (as defined in Rule 13d- under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Corporation is consummated and the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such transaction.

      (c) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) Date of Termination. "Date of Termination" shall mean the later of (i) the date on which a Notice of Termination is given or (ii) the date specified in such Notice.

      (e) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within two years following a Change in Control of the Corporation where:

            (i) Without the Executive's express written consent, the failure to elect or to re- elect or to appoint or to re-appoint the Executive to the office of Executive Vice President and Chief Financial Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as Executive Vice President and Chief Financial Officer of the Employers;

            (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time;

            (iii) Relocation of the principal executive office of either of the
                  Employers more than 50 statute miles outside of the city limits of Terrell, Texas or, without the Executive's express written consent, either of the Employers requiring the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

            (iv) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (g) below; or

            (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 8 hereof.

      (f) IRS. IRS shall mean the Internal Revenue Service.

      (g) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which
      (i) indicates the specific termination provision in this Agreement relied upon, (ii) specifies a Date of Termination, and (iii) is given in the manner specified in Section 9 hereof.

      2. Term of Agreement.

      This Agreement shall terminate two years after a Change in Control of the Corporation shall have occurred.

      3. Compensation.

      The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $70,000 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers ("Base Salary") and may not be decreased without the Executive's express written consent.

      4. Termination.

      (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment for any reason.

      (b) In the event that:

            (i) a Change in Control of the Corporation, as defined in Section I (b) of this Agreement, shall occur, the Employers shall, subject to the provisions of Section 5 hereof if applicable, pay to the Executive a cash amount equal to $140,000, less the Executive's balance, as determined on the date of the Change in Control, in the Executive's Participant's Account (as such term is defined in Section 1.39 of the Heritage Bancshares, Inc., Employee Stock Ownership Plan), but in no event less than zero, such payment to be made in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Change in Control of the Corporation or in a lump sum within five business days of the Change in Control of the Corporation and

            (ii) within two years following a Change in Control of the Corporation, as defined in Section 1 (b) of this Agreement, the Executive's employment is terminated either (A) by the Employers, or either of them, or (B) by the Executive for Good Reason, then in either such case, and in addition to the payment provided by Section 4(b)(i) above, the Employers shall, subject to the provisions of Section 5 hereof, if applicable, pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twice the Executive's Base Salary paid by the Employers.

      5. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 4 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to Section 4(b) hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 4(b) being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 4(b) shall be based upon the opinion of independent tax counsel selected by the Employers and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 5, or a reduction in the payments and benefits specified in Section 4 below zero.

      6. Mitigation; Exclusivity of Benefits.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

      7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

      8. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

      To the Employers:  Board of Directors
                         Heritage Bancshares, Inc.
                         102 West High Street
                         Terrell, Texas 75160

                         Board of Directors
                         Heritage Bank, SSB
                         102 West High Street
                         Terrell, Texas 75160

      To the Executive:  Jon D. Patterson
                         9211 Garland Rd., Apt. 5127
                         Dallas, TX 75218

      10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Texas.

      12. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

      13. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      16. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 V.S.C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

      17. Payment of Costs and Legal Fees and Reinstatement of Benefits. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (2) any back-pay, including Base Salary.

      18. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                           HERITAGE BANCSHARES, INC.


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

Attest:                                           HERITAGE BANK, SSB


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

                                    EXECUTIVE


                                                  By: /s/ Jon D. Patterson
                                                      --------------------------
                                                      Jon D. Patterson

                                 AMENDMENT NO. 1
                         TO CHANGE OF CONTROL AGREEMENT

      THIS AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (this "Amendment") is made as of January 14, 2004, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank", and together with the Corporation, the "Employers"), and Jon D. Patterson (the "Executive").

                             PRELIMINARY STATEMENTS

      A. The Corporation, the Bank and Executive are parties to a Change of Control Agreement dated as of October 30, 2003 (the "Agreement"), pursuant to which, among other things, the Employers provided Executive with a specified base salary, a specified cash payment in the event of a Change in Control of the Corporation (as defined in the Agreement) and certain severance benefits that would be due the Executive in certain instances in which his employment with the Employers is terminated upon a Change in Control of the Corporation.

      B. The Corporation, the Bank and the Executive, all in accordance with
Section 10 of the Agreement, desire to amend the Agreement as provided herein to modify certain provisions upon which any severance payments shall be payable to Executive.

      C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions set forth herein and in the Agreement (as amended hereby), the parties hereto hereby agree as follows:

      1. Section 1 of the Agreement is hereby amended to add new Section 1(b) (and the rest of Section is hereby renumbered accordingly) as follows:

            "(b) "Cause" shall mean the Executive's (i) act of fraud or dishonesty with respect to any aspect of the Corporation's or any affiliate's business; (ii) continued use of illegal drugs; (iii) gross negligence or willful misconduct which (x) results in a violation of any applicable federal or state securities or banking law or regulation and as a result of such violation, the Corporation or any affiliate becomes the subject of any legal action or administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege or (y) results in any material injury to the financial condition or business reputation of the Corporation or any affiliate; (iv) substantial failure of performance, repeated or continued after written notice of such failure and explanation of such failure of performance, which is reasonably determined by the board of directors of the Corporation to be materially injurious to the business or interests of the Corporation or any affiliate; or (v) conviction of a felony or of a crime involving moral turpitude."

      2. Section 4(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

            "(ii) within two years following a Change in Control of the Corporation, as defined in Section 1(b) of this Agreement, the Executive's employment is terminated either (A) by the Employers, or either of them, without Cause or (B) by the Executive for Good Reason, then in either such case, and in addition to the payment provided by Section 4(b)(i) above, the Employers shall, subject to the execution of a separation agreement in substantially the form attached hereto as Exhibit A and, if applicable, subject to the provisions of Section 5 hereof, pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twice the Executive's Base Salary paid by the Employers."

      3. Section 4(b) of the Agreement is hereby amended to add new Section 4(b)(iii) as follows:

            "(iii) after two years following a Change in Control of the Corporation, as defined in Section 1(b) of this Agreement, the Executive's employment is terminated by the Employers, or either of them, without Cause then, in addition to the payment provided by
            Section 4(b)(i) above, the Employers shall, subject to the execution of a separation agreement in substantially the form attached hereto as Exhibit A and, if applicable, subject to the provisions of
            Section 5 hereof, pay to the Executive, in either three (3) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twenty five percent (25%) the Executive's Base Salary paid by the Employers."

      4. This Amendment shall only become effective upon the effectiveness and consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of January 14, 2004 between the Corporation and HGroup Acquisition Co.

      5. Except as specifically provided in this Amendment, there are no amendments, revisions or other modifications to the Agreement. All other terms and conditions of the Agreement are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Amendment.

      6. This Amendment shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

                            [Signature Page Follows]

      7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                HERITAGE BANCSHARES, INC.

                                By: /s/ John H. Mackey
                                   ---------------------------------------------
                                   Name:  John H. Mackey
                                   Title: President and Chief Executive Officer


                                HERITAGE BANK, SSB

                                By: /s/ John H. Mackey
                                   ---------------------------------------------
                                   Name:  John H. Mackey
                                   Title: President and Chief Executive Officer

                                By: /s/ Jon D. Patterson
                                   ---------------------------------------------
                                         Jon D. Patterson

                      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                          CHANGE OF CONTROL AGREEMENT]

                                                                    APPENDIX E-3

CHANGE OF CONTROL AGREEMENT

      CHANGE OF CONTROL AGREEMENT, dated this 30th day of October, 2003, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank"), and James C. Champion (the "Executive").

WITNESSETH

      WHEREAS, the Executive is presently an officer of the Corporation and the Bank (together the "Employers");

      WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Corporation and Bank (the "Employers") and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

      1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

      (a) Base Salary. "Base Salary" shall have the meaning set forth in Section 3 hereof.

      (b) Change in Control of the Corporation. "Change in Control of the Corporation " shall mean the occurrence of any of the following: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
      Act) is or becomes the "beneficial owner" (as defined in Rule 13d- under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) a merger, consolidation, share exchange, division or other reorganization or transaction involving the Corporation is consummated and the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the surviving entity immediately after such transaction.

      (c) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) Date of Termination. "Date of Termination" shall mean the later of (i) the date on which a Notice of Termination is given or (ii) the date specified in such Notice.

      (e) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within two years following a Change in Control of the Corporation where:

            (i) Without the Executive's express written consent, the failure to elect or to re- elect or to appoint or to re-appoint the Executive to the office of Executive Vice President and Chief Lending Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as Executive Vice President and Chief Lending Officer of the Employers;

            (iii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time;

            (iii) Relocation of the principal executive office of either of the
                  Employers more than 50 statute miles outside of the city limits of Terrell, Texas or, without the Executive's express written consent, either of the Employers requiring the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

            (iv) Any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (g) below; or

            (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 8 hereof.

      (f) IRS. IRS shall mean the Internal Revenue Service.

      (g) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which
      (i) indicates the specific termination provision in this Agreement relied upon, (ii) specifies a Date of Termination, and (iii) is given in the manner specified in Section 9 hereof.

      2. Term of Agreement.

      This Agreement shall terminate two years after a Change in Control of the Corporation shall have occurred.

      3. Compensation.

      The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $78,750 per year, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers ("Base Salary") and may not be decreased without the Executive's express written consent.

      4. Termination.

      (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment for any reason.

      (b)   In the event that:

            (i) a Change in Control of the Corporation, as defined in Section I (b) of this Agreement, shall occur, the Employers shall, subject to the provisions of Section 5 hereof if applicable, pay to the Executive a cash amount equal to $150,000, less the Executive's balance, as determined on the date of the Change in Control, in the Executive's Participant's Account (as such term is defined in Section 1.39 of the Heritage Bancshares, Inc., Employee Stock Ownership Plan), but in no event less than zero, such payment to be made in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Change in Control of the Corporation or in a lump sum within five business days of the Change in Control of the Corporation and

            (ii) within two years following a Change in Control of the Corporation, as defined in Section 1 (b) of this Agreement, the Executive's employment is terminated either (A) by the Employers, or either of them, or (B) by the Executive for Good Reason, then in either such case, and in addition to the payment provided by Section 4(b)(i) above, the Employers shall, subject to the provisions of Section 5 hereof, if applicable, pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twice the Executive's Base Salary paid by the Employers.

      5. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 4 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to Section 4(b) hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 4(b) being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 4(b) shall be based upon the opinion of independent tax counsel selected by the Employers and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 5, or a reduction in the payments and benefits specified in Section 4 below zero.

      6. Mitigation; Exclusivity of Benefits.

      (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

      (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

      7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

      8. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

      9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

      To the Employers: Board of Directors
                        Heritage Bancshares, Inc.
                        102 West High Street
                        Terrell, Texas 75160

                        Board of Directors
                        Heritage Bank, SSB
                        102 West High Street
                        Terrell, Texas 75160

      To the Executive: James C. Champion
                        208 Brookhollow
                        Terrell, Texas 75160

      10. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

      11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Texas.

      12. Nature of Obligations. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

      13. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

      15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      16. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 V.S.C. ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359.

      17. Payment of Costs and Legal Fees and Reinstatement of Benefits. In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of (a) all legal fees incurred by the Executive in resolving such dispute or controversy, and (2) any back-pay, including Base Salary.

      18. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                           HERITAGE BANCSHARES, INC.


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

Attest:                                           HERITAGE BANK, SSB


/s/ Lisa Stuart                                   By: /s/ J. Pat Baker
---------------                                       --------------------------
Lisa Stuart                                       J. Pat Baker
Assistant Secretary                               Chairman

                                    EXECUTIVE



                                                  By: /s/ James C. Champion
                                                     ---------------------------
                                                     James C. Champion

                                 AMENDMENT NO. 1
                         TO CHANGE OF CONTROL AGREEMENT

      THIS AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (this "Amendment") is made as of January 14, 2004, between Heritage Bancshares, Inc., a Delaware corporation (the "Corporation"), Heritage Bank, SSB, a Texas chartered and a wholly owned subsidiary of the Corporation (the "Bank", and together with the Corporation, the "Employers"), and James C. Champion (the "Executive").

                             PRELIMINARY STATEMENTS

      A. The Corporation, the Bank and Executive are parties to a Change of Control Agreement dated as of October 30, 2003 (the "Agreement"), pursuant to which, among other things, the Employers provided Executive with a specified base salary, a specified cash payment in the event of a Change in Control of the Corporation (as defined in the Agreement) and certain severance benefits that would be due the Executive in certain instances in which his employment with the Employers is terminated upon a Change in Control of the Corporation.

      B. The Corporation, the Bank and the Executive, all in accordance with
Section 10 of the Agreement, desire to amend the Agreement as provided herein to modify certain provisions upon which any severance payments shall be payable to Executive.

      C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions set forth herein and in the Agreement (as amended hereby), the parties hereto hereby agree as follows:

      1. Section 1 of the Agreement is hereby amended to add new Section 1(b) (and the rest of Section is hereby renumbered accordingly) as follows:

            "(b) "Cause" shall mean the Executive's (i) act of fraud or dishonesty with respect to any aspect of the Corporation's or any affiliate's business; (ii) continued use of illegal drugs; (iii) gross negligence or willful misconduct which (x) results in a violation of any applicable federal or state securities or banking law or regulation and as a result of such violation, the Corporation or any affiliate becomes the subject of any legal action or administrative proceeding seeking an injunction from further violations or a suspension of any right or privilege or (y) results in any material injury to the financial condition or business reputation of the Corporation or any affiliate; (iv) substantial failure of performance, repeated or continued after written notice of such failure and explanation of such failure of performance, which is reasonably determined by the board of directors of the Corporation to be materially injurious to the business or interests of the Corporation or any affiliate; or (v) conviction of a felony or of a crime involving moral turpitude."

      2. Section 1(e)(i) of the Agreement is hereby amended and restated in its entirety as follows:

            "Section 1(e)(i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of Executive Vice President".

      3. Section 4(b)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

            "(ii) within two years following a Change in Control of the Corporation, as defined in Section 1(b) of this Agreement, the Executive's employment is terminated either (A) by the Employers, or either of them, without Cause or (B) by the Executive for Good Reason, then in either such case, and in addition to the payment provided by Section 4(b)(i) above, the Employers shall, subject to the execution of a separation agreement in substantially the form attached hereto as Exhibit A and, if applicable, subject to the provisions of Section 5 hereof, pay to the Executive, in either twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twice the Executive's Base Salary paid by the Employers."

      4. Section 4(b) of the Agreement is hereby amended to add new Section 4(b)(iii) as follows:

            "(iii) after two years following a Change in Control of the Corporation, as defined in Section 1(b) of this Agreement, the Executive's employment is terminated by the Employers, or either of them, without Cause then, in addition to the payment provided by
            Section 4(b)(i) above, the Employers shall, subject to the execution of a separation agreement in substantially the form attached hereto as Exhibit A and, if applicable, subject to the provisions of
            Section 5 hereof, pay to the Executive, in either three (3) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash severance amount equal to twenty five percent (25%) the Executive's Base Salary paid by the Employers."

      5. This Amendment shall only become effective upon the effectiveness and consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of January 14, 2004 between the Corporation and HGroup Acquisition Co.

      6. Except as specifically provided in this Amendment, there are no amendments, revisions or other modifications to the Agreement. All other terms

                            [Signature Page Follows]
and conditions of the Agreement are hereby incorporated by reference and shall remain in full force and effect and apply fully to this Amendment.

      7. This Amendment shall be governed by and construed under the laws of the State of Texas as applied to agreements among Texas residents entered into and to be performed entirely within Texas.

      8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                HERITAGE BANCSHARES, INC.

                                By: /s/ John H. Mackey
                                    --------------------------------------------
                                    Name:  John H. Mackey
                                    Title: President and Chief Executive Officer


                                HERITAGE BANK, SSB

                                By: /s/ John H. Mackey
                                    --------------------------------------------
                                    Name:  John H. Mackey
                                    Title: President and Chief Executive Officer

                                By: /s/ James C. Champion
                                    --------------------------------------------
                                    James C. Champion

                      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                          CHANGE OF CONTROL AGREEMENT]

PROXY CARD                   HERITAGE BANCSHARES, INC.                PROXY CARD

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                 April 29, 2004


      The undersigned hereby appoints the Board of Directors of Heritage Bancshares, Inc., or any successors thereto, as proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Heritage Bancshares, Inc., to be held on Thursday, April 29, 2004 at 9:00 a.m., local time, at the First Baptist Church, located at 403 N. Catherine Street, Terrell, Texas 75160, and at all adjournments thereof, as follows:

      (1) Approval and adoption of an Agreement and Plan of Merger, dated as of January 14, 2004, by and between Heritage Bancshares, Inc. and HGroup Acquisition Co. pursuant to which, among other things, (i) HGroup Acquisition Co. will acquire Heritage by merging with and into Heritage, and (ii) upon completion of the merger, each outstanding share of Heritage common stock (other than specified shares held by HGroup or Heritage or as to which dissenters' rights have been perfected) will be converted into the right to receive approximately $26.25 in cash, without interest, subject to applicable withholding and stock transfer taxes and a possible reduction in the merger consideration of not more than $0.42 per share to be made at the closing of the merger.

            |_| For                 |_| Against           |_| Abstain

      (2) Adjourn the special meeting, if necessary, to solicit additional proxies.

            |_| For                 |_| Against           |_| Abstain

      (3) Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

            |_| For                 |_| Against           |_| Abstain

      This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposals (1),(2) and (3) above. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated March 23, 2004 is hereby acknowledged.

      THIS PROXY IS SOLICITED BY THE HERITAGE BANCSHARES, INC. BOARD OF DIRECTORS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF "FOR" FOR PROPOSAL (1) ABOVE.

--------------------------------------------------------------------------------
    PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

      Please sign your name exactly as it appears on the certificates representing your shares of common stock, par value $0.01 per share, of Heritage Bancshares, Inc. If shares are held jointly, each shareholder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

                                               Dated _______________ _____, 2004


                             ___________________________________________________
                             Signature


                             ___________________________________________________
                             Printed Name


                             ___________________________________________________
                             Signature, if held jointly, or office or title held


                             ___________________________________________________
                             Printed Name

REVOCABLE PROXY
Heritage bancshares, inc.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
April 29, 2004
The undersigned hereby appoints the Board of Directors of Heritage Bancshares, Inc., or any successors thereto, as proxies, with full power of substitution, to vote all shares of common stock that the undersigned is entitled to vote at the Special Meeting of Stockholders of Heritage Bancshares, Inc., to be held on Thursday, April 29, 2004 at 9:00 a.m., local time, at the First Baptist
Church, located at 403 N. Catherine Street, Terrell, Texas 75160, and at all adjournments thereof, as follows:

            For            Against        Abstain
            [_]              [_]            [_]

(1) Approval and adoption of an Agreement and Plan of Merger, dated as of January 14, 2004, by and between Heritage Bancshares, Inc. and HGroup Acquisition Co. pursuant to which, among other things, (i) HGroup Acquisition Co. will acquire Heritage by merging with and into Heritage, and (ii) upon completion of the merger, each outstanding share of Heritage common stock (other than specified shares held by HGroup or Heritage or as to which dissenters' rights have been perfected) will be converted into the right to receive approximately $26.25 in cash, without interest, subject to applicable withholding and stock transfer taxes and a possible reduction in the merge consideration of not more than $0.42 per share to be made at the closing of the merger.

            For            Against        Abstain
            [_]              [_]            [_]

(2) Adjourn the special meeting, if necessary, to solicit additional proxies.
(3) Transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. This Proxy will be voted as you specify above. If no specification is made, the Proxy will be voted FOR proposals (1), (2) and (3) above. Receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated March 23, 2004 is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE HERITAGE BANCSHARES, INC. BOARD OF DIRECTORS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF "FOR" FOR PROPOSAL (1) ABOVE.

Please be sure to sign and date
this Proxy in the box below.


-----------------------------
         Date

-----------------------------
Shareholder sign above

-----------------------------
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

Heritage bancshares, inc.

Please sign your name exactly as it appears on the certificates representing your shares of common stock, par value $0.01 per share, of Heritage Bancshares, Inc. If shares are held jointly, each shareholder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.
 PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.